Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 2002



                         PARALLEL PETROLEUM CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                               -------------------
                                 (State or other
                         jurisdiction of incorporation)


         0-13305                                       75-1971716
     -----------------                            ----------------------
     (Commission file                                (IRS employer
         number)                                  identification number)


              1004 N. Big Spring, Suite 400, Midland, Texas 79701
              ----------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (915) 684-3727
                                ----------------
              (Registrant's telephone number including area code)


               110 N. Marienfeld, Suite 465, Midland, Texas 79701
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.
-------  ------------------------------------


Purchase of Assets

     On December 20, 2002, Parallel Petroleum Corporation purchased, through its subsidiary, Parallel, L.P., 95% of the interest owned by nonaffiliated sellers in producing oil and gas properties located in Andrews County, Texas in the Permian Basin of west Texas. The total purchase price for Parallel's interest in the properties was $46,075,000.00, of which $45,075,000 was paid in cash and $1,000,000.00 was paid in the form of 454,545 shares of common stock of Parallel Petroleum Corporation. For purposes of the acquisition, the common stock was valued at $2.20 per share, the last sale price of Parallel's common stock on the day immediately preceding Parallel, L.P.'s execution of a purchase and sale agreement with the sellers of the properties. Texland Petroleum, Inc., an unaffiliated third party, acquired the Seller's remaining 5% interest in the properties. Parallel's working interest in the properties, which consists of approximately 3,640 gross acres, ranges from 22% to 85%. Texland and Parallel Petroleum Corporation will co-manage the properties, but Texland is the named operator.

     The acquisition was initially conducted under a competitive bid process and completed under terms of a negotiated purchase and sale agreement with JMC Exploration, Inc. and Arkoma Star L.L.C., the sellers of the property. The parties entered into the agreement on November 27, 2002.

     The properties acquired are currently producing approximately 1,150 equivalent barrels of oil per day, net to the interest acquired by Parallel. The properties produce from the San Andres formation at a depth of approximately 4,400 feet and consist of 128 producing wells, supported by 80 water-injection wells situated on nine contiguous leases containing approximately 3,640 gross acres.

     The cash portion of the purchase price was financed with loan proceeds drawn under a revolving credit facility provided to Parallel Petroleum Corporation and Parallel, L.P. by First American Bank, SSB, Western National Bank and BNP Paribas. The credit facility provides for revolving loans subject to a borrowing base and a monthly commitment reduction. The current borrowing base is $50 million. The monthly commitment reduction commences on August 31, 2003 and continues with a like reduction on the last day of each following month. The amount of the monthly commitment reduction is determined by dividing (a) the borrowing base on the day immediately preceding the date of each monthly commitment reduction by (b) the number of months remaining prior to July 1, 2008. The borrowing base and the monthly commitment reduction amount will be redetermined by the banks on or about April 30 and October 31 of each year or at other times requested by Parallel.

     The principal amount outstanding under the revolving credit facility bears interest at First American Bank's base rate or the libor rate, at the election of Parallel Petroleum Corporation and Parallel, L.P.. Generally, First American Bank's base rate is equal to the prime rate published in the Wall Street Journal, but not less than 4.50%. The libor rate is generally equal to the sum of (a) the rate designated as "British Bankers Association Interest Settlement Rates" and offered on one, two, three or six month interest periods for deposits of $1,000,000, and (b) a margin ranging from 2.25% to 2.75%, depending upon the outstanding principal amount of the loans. If the principal amount outstanding is equal to or greater than 75% of the borrowing base established by the banks, the margin is 2.75%. If the principal amount outstanding is equal to or greater than 50%, but less than 75% of the borrowing base, the margin is 2.50%. If the principal amount outstanding is less than 50% of the borrowing base, the margin is 2.25%.

     In the case of base rate loans, interest is payable on the last day of each month. In the case of libor loans, interest is payable on the last day of each applicable interest period.

     If the total outstanding borrowings under the facility are less than the borrowing base, an unused commitment fee is required to be paid to the bank lenders. The amount of the fee is .25% of the daily average of the unadvanced amount of the borrowing base. The fee is payable quarterly, commencing on March 31, 2003.

     All outstanding principal under the revolving credit facility is due and payable on December 20, 2006. The loan is secured by substantially all of the oil and gas properties owned by Parallel Petroleum Corporation and Parallel, L.P., including the properties acquired from JMC Exploration, Inc. and Arkoma Star, L.L.C. Parallel, L.L.C., a subsidiary of Parallel Petroleum Corporation, guaranteed payment of the loans.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

     (a)  Financial Statements.

     It is impractical to provide the financial statements required by Item 7 of this Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than March 7, 2003.

     (b)  Exhibits.

          Exhibit No.                        Description


          10.1                      Purchase and Sale Agreement, dated
                                    as of November 27, 2002

          10.2 First Amended and Restated Credit Agreement, dated December 20, 2002, by and among Parallel Petroleum Corporation,
                                    Parallel, L.P., Parallel,  L.L.C.,
                                    First American Bank, SSB,
                                    Western National Bank and BNP Paribas

          10.3 Guaranty, dated December 20, 2002, between Parallel, L.L.C.and First American Bank, SSB, as Agent

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 20, 2002


                                 PARALLEL PETROLEUM CORPORATION


                                 By:   /s/ Larry C. Oldham
                                       -----------------------------
                                       Larry C. Oldham, President

                                                               EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT
                    JMC EXPLORATION, INC./ARKOMA STAR L.L.C.
                              FULLERTON PROPERTIES
                              ANDREWS COUNTY, TEXAS
                          DATED AS OF NOVEMBER 27, 2002

JMC Exploration, Inc., an Oklahoma corporation, and Arkoma Star L.L.C., an Oklahoma limited liability company, collectively referred to herein as Seller, and Parallel L.P., a Texas limited partnership and Texland Petroleum, Inc., a Texas corporation, herein collectively referred to as Purchaser, hereby enter into this Purchase and Sale Agreement, herein called the Agreement, in consideration of Seller's agreement to sell, and Purchaser's agreement to buy, Seller's interests in the property described in this Agreement, all pursuant to the terms and conditions of this Agreement. Seller and Purchaser may also be referred to herein individually as a Party, or collectively, as the Parties.

1. Property Being Sold or Exchanged. Subject to the terms and conditions set forth hereinafter, Seller agrees to convey to Purchaser the Property (as defined below) and Purchaser agrees to accept the Property, and tender consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this Agreement, the Property shall mean all of Seller's right, title, and interest in and to all property and property interests listed in subsections (a) through (i) of this Section 1, but excluding (1) all interest arising under and in and to the Fullerton Field Clearfork Formation Unitization Agreement, as amended, effective February 1, 1954; (2) all interest in and to those depths lying below the stratigraphic equivalent of the top of the Wolfcamp Formation; and (3) the property listed in subsection (j).

     a) Leases. Leasehold interest in the oil, gas or other mineral leases described in the "Leases" Section of Exhibit A, including working interests, carried working interests, rights of assignment and re-assignment, and other interests under or in oil, gas or minerals leases, and interests in rights to explore for and produce oil, gas and other minerals and the Wells (as defined below).


     b) Fee Interests. Fee interests to the surface and in oil, gas or other minerals (including rights under mineral deeds, conveyances or assignments) of and under the lands described in any of the oil, gas and/or mineral leases listed on Exhibit A or in the conveyances and assignments listed on Exhibit A.

     c) Rights in Production. Royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in the oil, gas or other minerals produced from the lands and Wells described in any of the oil, gas and/or mineral leases listed on Exhibit A or in the conveyances and assignments listed on Exhibit A.

     d) Rights, Working Interests. Rights and interests in or derived from hydrocarbon marketing or sales agreements to the extent they cover production from the Property, unit agreements, orders or decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, subleases and rights above certain footage depths, horizons or interests with respect to the properties and interests described in subsection (a) above, including, without limitation, those contracts described on Exhibit E.

     e) Easements. To the extent transferable, rights-of-way, surface or ground leases, easements, servitudes and franchises located on or granting rights to the property or property interests described in Exhibit A hereto and acquired or used in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals with respect to the properties and interests described in subsections (a) - (d) above.

     f) Permits. To the extent transferable, permits and licenses of any nature owned, held or operated in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals from the properties and interests described in Subsections (a) - (d) above.

     g) Wells. Producing, non-producing, shut-in and abandoned oil and gas wells, saltwater disposal wells, injection wells and water wells located on the property or property interests described in Exhibit A hereto and used in connection with the properties or interests described in subsections (a) - (d) above.

     h) Facilities. All facilities, buildings, improvements, gathering lines, flowlines, injection lines and pipelines and appurtenance located on the real property and on lands included in, or which are subservient to, the property and property interests described on Exhibit A.

     i) Equipment. All surface and downhole equipment, fixtures, inventory and personal property located on the property and property interests described in Exhibit A hereto, and used in connection with the properties or interests described in subsections (a) - (h) above.

     j) Geophysical Data. Unless otherwise specifically agreed to by the parties, all proprietary or other geophysical data in the possession of Seller shall be excluded from this sale.

2. Sale or Exchange. Seller may elect to effect all or part of the required conveyances under this Agreement through either a sale of the Property to Purchaser for cash or through an exchange of all or part of the Property with a Qualified Intermediary pursuant to the likekind exchange provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The term "Qualified Intermediary" shall have the same meaning as prescribed in Treasury Regulations ss. 1.1031(k)-1(g)(4). Prior to Closing, Seller shall provide Purchaser written notice of such election, the choice being within the sole discretion of Seller. In the event Seller deems it necessary, in its sole opinion, the Parties shall agree on a division in the value of the Property between tangibles and intangibles.

     Purchaser may elect to effect all or part of the required conveyances to it under this Agreement through either a purchase of the Property for cash or through an exchange of all or part of the Property with a Qualified Intermediary pursuant to the like-kind exchange provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The term "Qualified Intermediary" shall have the same meaning as prescribed in Treasury Regulations ss. 1.103 (k)-(1)(g)(4). Prior to Closing, each Purchaser shall provide Seller written notice of such election, the choice being within the sole discretion of each Purchaser.

3. Purchase Price. As consideration for the Property, Purchaser shall pay to Seller, or deliver to Seller's nominees, at Closing (subject to the terms of subsection 5(b) below), the sum of Forty Seven Million, Five Hundred Thousand and no/100 Dollars ($47,500,000.00) (the "Cash Purchase Price") and 454,545 shares of common stock, par value $.01 of Parallel Petroleum Corporation (the "Shares") (the Cash Purchase Price and the Shares are collectively referred to as the "Purchase Price"). Seller shall determine the portion of the Purchase Price that shall be allocated to personal property and shall deliver such allocation in writing to Purchaser at Closing. Seller and Purchaser shall prepare all tax returns consistent with such allocation and the Allocated Values set forth on Exhibit D.

4.   Closing and Performance Deposit

     a) Closing. Closing shall occur on or before December 31, 2002, or at such other date as may be agreed by the Parties or provided by this Agreement, (the Closing Date), at a time and place to be designated by Seller. Closing shall mean the consummation of the sale or exchange by transfer of Seller's ownership in the Property and deposit or payment of the Cash Purchase Price and the delivery of certificates representing the Shares issued to Seller and its five owners, and in such amounts as Seller shall reasonably request.

     b) Performance Deposit. Immediately upon execution of this Agreement, Purchaser shall deposit by wire transfer, into an interest-bearing account designated by Seller, the sum of Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000), as a good faith deposit The sum so deposited by Purchaser (inclusive of any interest or income earned thereon) shall become a performance deposit (the Performance Deposit), to be held and disbursed by Seller in accordance with the terms of this Agreement. The Performance Deposit shall be non-refundable to Purchaser, except as otherwise expressly provided herein and shall be applied to the Purchase Price at Closing.

5. Exchange Election. If prior to the Closing Date either Seller or Purchaser has notified the other Party of its election to effect an exchange of the Property or portions of the Property for properties of a like-kind pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, then at Closing:

     a) Payment. Purchaser or Purchaser's designee shall make payment by wire transfer to accounts designated by Seller in an aggregate amount equal to the Purchase Price (less the Performance Deposit). Prior to Closing, Seller will notify Purchaser of the amounts to be deposited in each designated account.

     b) Conveyance. Seller will convey the Property to Purchaser or Purchaser's designee by executing and delivering (i) an Assignment and Conveyance, and (ii) a Personal Property Agreement and Bill of Sale, in substantially the form attached hereto as Exhibits B and C respectively. Prior to Closing, Purchaser will notify Seller of the identity of Purchaser's designee.

6. Sale Election. If prior to the Closing Date, neither Party has notified the other of its election to effect an exchange of the Property, then at
     Closing:

     a) Payment. Purchaser shall make payment of the Purchase Price (less the Performance Deposit) by wire transfer to an account to be designated by Seller.

     b) Conveyance. Seller will convey the Property to Purchaser by executing and delivering (i) an Assignment and Conveyance, and (ii) a Personal Property Agreement and Bill of Sale in substantially the form attached hereto as Exhibits B and C respectively.

7. Further Assurances. Seller and Purchaser each agree to execute and deliver to the other Party all division orders, transfer orders, and all other documents necessary to fully vest in Purchaser the rights, obligations and benefits acquired pursuant to this Agreement.

8. Conveyance Effective Date. The conveyance from Seller to Purchaser shall be effective as of December 31, 2002, at 11:59 p.m. Central Standard Time, herein called the Effective Date.

9.   Pre-Acquisition Review.

     a) Conditions to Review. Purchaser agrees to conduct the Pre-Acquisition Review of the Property in accordance with the terms and conditions set out below.

          1) Purchaser shall not conduct a Phase II environmental assessment or any other environmental assessment of any portion of the Property that is more extensive than a Phase I assessment without the express written consent of Seller.

          2) Purchaser shall agree to maintain the results of its investigation, testing, and evaluation and review of files and records, including title examination reviews, confidential in accordance with the provisions, terms and conditions of that certain Confidentiality Agreement dated October 23, 2002, between Seller and Purchaser (referred to herein as the Confidentiality Agreement).

          3) Purchaser shall agree to provide Seller a copy of any assessment reports of or about the Property, including, without limitation, any reports, data and conclusions developed pursuant to the Pre-Acquisition Review, promptly after such assessment report has been furnished to or obtained by Purchaser, and Seller shall be permitted to discuss the contents of any such assessment reports with the party who prepared such reports.

          4) Purchaser and its employees, agents, contractors and consultants shall agree to abide by Seller's safety rules, regulations and other operating policies applicable to the Property while conducting their activities on the Property. Purchaser recognizes that some or all of the Property is operated by Texland Petroleum, Inc and that Seller's ability to obtain access to such portions of the Property, and the manner and extent of such access, is subject to the cooperation of Texland Petroleum, Inc.

          5) If Purchaser conducts any examination or inspection under this Section or otherwise, then (a) such access, examination and inspection shall be at Purchaser's sole risk, cost and expense and Purchaser waives and releases all claims against Seller (and their affiliates and the respective directors, officers, employees, attorneys, contractors and agents of such parties) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith and (b) Purchaser shall indemnify, defend and hold harmless Seller (and their affiliates and the respective officers, directors, employees, attorneys, contractors and agents of such parties) from any and all claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, arising out of or in any way connected with such matters. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARE CAUSED, OR CONTRIBUTED TO, BY (i) THE NEGLIGENCE OR FAULT OF SELLER OR (ii) STRICT LIABILITY.

     b) Review. Commencing upon the execution of this Agreement by Purchaser and Seller and ending seven (7) days before the Closing Date (the "Review Period"), Purchaser and its employees, agents and contractors shall have the right, but not the obligation, to conduct the following (the Pre-Acquisition Review) at its sole cost and expense but with the cooperation of Seller:

         1) To the extent Seller has the right to grant such rights to Purchaser, and only after notice to Seller, to enter all or any part of the Property at any reasonable time during normal business hours, during the Review Period, and to inspect, inventory, investigate (including environmental assessments and evaluations), study and examine the same and the operations conducted thereon; provided that Seller shall have the right to witness and review the results of any such inspections, inventories, investigations (including environmental assessments and evaluations), studies and examination; and

          2) To inspect, review and copy at reasonable times and upon reasonable notice, all non-privileged and non-proprietary files, records, documents and data related to the above matters, including, but not limited to, any of the following which Seller may have: Original Well Record Files on all active wells (i.e., all existing wells situated on the Property which have not been previously plugged and abandoned), Regulatory, Accounting, Marketing, Environmental, Pipeline, Lease, Contract, Fee Property, Right-of-Way , Maintenance, Transportation, Processing, Production and Engineering files and records.

     c)   Review Results.

          1) If, as to any portion of the Property: (i) there is a material violation of Environmental Law or (ii) there has been such a substantial deterioration in the physical condition of the Property as it existed on the Effective Date that Purchaser will be unable to possess, operate, use or maintain the Property in substantially the same manner that the Property was possessed, operated, used or maintained by Seller on the Effective Date ( any such material violation or substantial deterioration described (i) and (ii) above is called an "Environmental Condition"); then, Purchaser may give written notice to Seller on or before the last day of the Review Period of such Environmental Condition. Such notice must describe the Environmental Condition in reasonable detail and include Purchaser's estimated cost to cure or remedy the Environmental Condition. FAILURE TO GIVE ANY SUCH NOTICE WITHIN THE REVIEW PERIOD SHALL FORECLOSE PURCHASER FROM SECURING THE BENEFITS OF SUBSECTION 9.(c)(2) AND SHALL NOT EXCUSE PURCHASER FOR FAILING TO CLOSE BECAUSE OF MATTERS ARISING OUT OF SUCH PRE-ACQUISITION REVIEW.

          2) Within the period between the date of receipt of such notice and the Closing Date, Seller may, at its option and in its sole discretion, (i) remedy or agree to remedy, to a degree agreed upon prior to Closing, such Environmental Condition (in the event current remediation of such Environmental Condition is required by a Federal, State or local agency, Seller and Purchaser agree that the condition shall be remedied in accordance with and to the satisfaction of the appropriate agency's requirements); (ii) agree with Purchaser on an adjustment to the Purchase Price which adjustment shall reflect Purchaser's cost to remedy such Environmental Condition; (iii) remove the affected portion or portions of the Property from the Property to be conveyed and reduce the Purchase Price by the value allocated to affected portion or portions of the Property as set forth on Exhibit D; or
               (iv) agree to indemnify and hold Purchaser harmless from any third party Claims arising out of such Environmental Condition for a period of two (2) years after the Closing, to the extent the amount of such third party Claims, in the aggregate, exceeds 10% of the Purchase Price. The failure to do one of the above prior to the extended Closing Date shall permit either Party to terminate this Agreement by giving written notice of such termination to the other on or after the extended Closing Date. Upon the giving of such termination notice, neither Party shall have any further rights or obligations hereunder except for
               Purchaser's obligations and Seller's rights under the Confidentiality Agreement and the Indemnification Agreement, and Purchaser shall be entitled to a return of the Performance Deposit. If Seller agrees to remedy any Environmental Condition, then Purchaser and Seller agree that all negotiations and contacts with state, federal and local agencies for approval and review of such remedial action shall be made by Seller.

          3) If the aggregate of the Environmental Conditions set forth in the notice are not Material, notwithstanding anything herein to the contrary, Seller shall convey the Property to Purchaser at Closing and PURCHASER SHALL ACCEPT THE PROPERTY, INCLUDING THE

               PORTION(S) AFFECTED BY THE NONMATERIAL ENVIRONMENTAL CONDITIONS, "WHERE IS" AND "AS IS" WITH NO RIGHT TO RECOVER FROM SELLER FOR ANY LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH NONMATERIAL ENVIRONMENTAL CONDITIONS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS AND DAMAGES TO NATURAL RESOURCES). ACQUISITION OF THE PROPERTY CONTAINING SUCH NON-MATERIAL CONDITIONS "WHERE IS" AND "AS IS" SHALL CONSTITUTE PURCHASER'S GENERAL RELEASE AND AGREEMENT TO DEFEND, INDEMNIFY AND HOLD SELLER, ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM ALL LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH NON-MATERIAL ENVIRONMENTAL CONDITIONS (INCLUDING, WITHOUT LIMITATION, NON-MATERIAL ENVIRONMENTAL CONDITIONS AND DAMAGES TO NATURAL RESOURCES).

          4) For purposes of this Section 9.(c), "Material" shall be defined as a cost to cure or remedy Environmental Conditions in excess of Ten Percent (10%) of the Purchase Price (i.e. Thousand and no/100 Dollars

10. Baseline Study. A Pre-Acquisition Review assessment report of the Property by Purchaser, if made and accepted in writing by Seller, shall establish the true and correct condition of the Property as of the Effective Date and such assessment report shall be used as the only environmental, safety or other baseline study in the event a dispute arises after Closing concerning the condition of the Property. Seller shall have the right, but not the obligation, at any time to conduct its own assessment of the Property.

11.  Disclaimers/ Acknowledgments.

     a) Warranty. Except as provided below, CONVEYANCE OF THE PROPERTY SHALL BE WITHOUT REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED, INCLUDING, BUT WITHOUT LIMITATION, AS TO TITLE, DESCRIPTION, PHYSICAL AND ENVIRONMENTAL

          CONDITION OF THE PROPERTY, QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE. Purchaser shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the Property it is receiving pursuant to this Agreement and under this sale or exchange. Notwithstanding the foregoing, Seller agrees to warrant and defend the title to the items of Property described in subsections 1(a)-(d) against the lawful claims and demands of all parties claiming or to claim the same, by, through and under Seller, but not otherwise. Purchaser shall have the right of full substitution and subrogation to any and all rights and actions of which Seller has or may have against any and all preceding owners or vendors of the Property.

     b) Acknowledgments of Purchaser at Closing. By closing on the transaction provided for in this Agreement, Purchaser shall be deemed to have acknowledged and does acknowledge and admit that: (i) Purchaser has been given the opportunity to adequately inspect the Property for all purposes prior to Closing; (ii) Purchaser is aware that the Property has been used for the exploration, development, production, treating, and transporting of oil and gas and that physical changes may have occurred as a result of such use and that Seller has disclosed, and Purchaser is further aware, that there exists the possibility that there could have occurred from such use one or more releases of hazardous substances or releases of Chemical Substances (as defined in Subsection 22(e)(2)), or other pollution or contamination of or into, the ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the Property and of contiguous, or a series of contiguous, real properties not associated with the Property; (iii) Purchaser has entered into this Agreement on the basis of its own investigation of the physical condition of the Property and the land related thereto (including the environmental condition of the Property); and (iv) Purchaser, with full knowledge of the foregoing and after conducting the above described investigation and evaluation, IS ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS

          IS"  BASIS;  and,  except  with  respect to  Seller's  indemnification obligations specified in Sections 22.(c) below, PURCHASER, BY ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS WAIVES ANY OTHER RIGHTS OF INDEMNIFICATION, CONTRIBUTION OR RECOURSE IT MAY HAVE AGAINST OR FROM SELLER WITH RESPECT TO THE CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND DAMAGE TO NATURAL RESOURCES ASSOCIATED WITH THE PROPERTY.

12. Independent Evaluation. Purchaser has made an independent evaluation of the Property. SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED, INCLUDING, BUT WITHOUT LIMITATION AS TO DESCRIPTION, TITLE, VALUE, QUALITY, PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINE FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. Purchaser further acknowledges that, in entering into this Agreement, it has relied solely upon its independent examination of the Property and public records relating to the Property and its independent estimates, computations, evaluations, reports and studies based thereon. Purchaser acknowledges that all information and data furnished by Seller is furnished only as a convenience to the Purchaser. Seller makes no warranty or representation as to the accuracy, completeness or usefulness of any information furnished to Purchaser, whether furnished by Seller. SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS ASSUME NO LIABILITY FOR THE ACCURACY, COMPLETENESS OR USEFULNESS OF THE MATERIALS FURNISHED BY SELLER. RELIANCE ON ANY MATERIALS FURNISHED BY SELLER, THE DATA UPON WHICH THEY ARE BASED, OR ANY OTHER INFORMATION FURNISHED BY SELLER SHALL NOT GIVE RISE TO ANY CAUSE, CLAIM OR ACTION AGAINST SELLER, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS. ANY SUCH RELIANCE SHALL BE AT PURCHASER'S SOLE RISK.

13. Consents; Preferential Rights. In the event any of the interests to be conveyed or transferred to Purchaser as part of the Property (i) are burdened with a preferential right in a third person to purchase such interest, or (ii) require the consent of a third party to assign Seller's interest, then the conveyance or transfer of the interest subject to such preference or consent shall be conditioned up Seller's obtaining the necessary waiver or consent and this Agreement shall not constitute an assignment or attempted assignment thereof without such consent or waiver. Provided, however, if such requirement for third party consent is subject to an express or implied provision to the effect that such consent may not be unreasonably withheld and Seller in its sole discretion, determines that such consent is being unreasonably withheld, Seller may, at its risk, assign such interest to Purchaser. Except for any liability of Seller to a third party with respect to an assignment pursuant to the preceding sentence, Seller shall not be liable to Purchaser by reason of any inability or failure to obtain any such waiver of preferential rights or consent to assignment. The value allocated to each interest on Exhibit D shall become the price to such third party for each interest burdened by a preferential right. If Seller is unable to obtain a required waiver or consent, or determines that such consent has been unreasonably withheld but elects not to assign the interest, such failure to obtain the waiver or consent, or to assign the interest where consent is unreasonably withheld, shall be considered a Title Defect subject to the provisions of subsection 14.(b) hereof unless waived in writing by Purchaser.

14.  Title.

     a) Title Examination. PURCHASER ASSUMES THE RISK OF DESCRIPTION AND TITLE TO THE PROPERTY AND AGREES TO SATISFY ITSELF WITH RESPECT THERETO. Seller will make available to Purchaser for examination by Purchaser such title information and abstract coverage as may be available in Seller's land and contract files. During the period commencing on the date of this Agreement and ending no later than seven (7) days before the Closing Date (the "Title Examination Period"), Purchaser shall have the right to examine, at Seller's offices during normal working hours, all division order and land files and records which relate to the Property. Purchaser shall have the right to copy all such files made available for its examination at Purchaser's sole cost and expense.

     b)   Title Defect.

          1)   As used in this  Agreement,  the term Title Defect shall  include
               (i) a lien or encumbrance on the Property that is not released at Closing, (ii) any defect which results or is reasonably likely to result in a loss of title in Seller such that Seller's net revenue interest as shown on Exhibit F with respect to an interest which is part of the Property is or is reasonably likely to be reduced or Seller's expense bearing percentage as shown on Exhibit F with respect to an interest which is part of the Property is or is reasonably likely to be increased without a corresponding increase in Seller's net revenue interest, or (iii) the inability of Seller to obtain the waiver of a preferential right or consent to assignment of an interest included in the Property or the election of Seller not to assign such interest when Seller believes consent is being unreasonably withheld as specified in Section 13 above. Purchaser shall give Seller written notice of such title defect at least seven (7) days before the Closing Date, together with full particulars relating thereto. PURCHASER SHALL BE DEEMED TO HAVE WAIVED ALL TITLE DEFECTS AND ANY OTHER DEFECT OF WHICH SELLER HAS NOT BEEN GIVEN WRITTEN NOTICE AT LEAST FOURTEEN (14) DAYS BEFORE THE CLOSING DATE. Any title defects must be, in the aggregate in excess of a loss of One Percent (1%) of the Purchase Price (i.e. $ ) before any adjustment will be made in the Purchase Price and an adjustment shall only be made for the amount in excess of One Percent (1%) of the Purchase Price. In the event Seller's net revenue interest is or is reasonably likely to be increased or its working interest is or is reasonably likely to be decreased without a corresponding decrease in net revenue interest, then the Purchase Price shall be increased by an amount agreed upon by Seller and Purchaser.

          2) Interests which have Title Defects shall be excluded from the Property and the Purchase Price shall be reduced by the value allocated to such interests on Exhibit D unless: (i) prior to Closing, the basis for the Title Defects has been removed by action of either Party (provided, however, Seller shall have no obligation to obtain such removal); (ii) Purchaser agrees to accept the affected interest "as is" without a reduction in the Purchase

               Price; (iii) Purchaser agrees to acquire the Property, including the interest, with an appropriate and mutually agreed upon reduction in the Purchase Price; or (iv) Seller agrees to indemnify Purchaser against losses, costs, expenses, and liabilities with respect to such Title Defect to the extent they exceed, in the aggregate, One Percent (1%) of the Purchase Price. If the Parties cannot agree prior to Closing upon an adjustment to the Purchase Price for interests which are burdened by a title defect and which are to be acquired by Purchaser with a reduction. in the Purchase Price, then either Party may give written notice to the other Party to terminate this Agreement. Moreover, the right to terminate provided in the preceding sentence shall not apply if Seller removes the title defect pursuant to subsection (i) or indemnifies Purchaser pursuant to subsection (iv) or if Purchaser accepts the interest "as is" pursuant to subsection (ii).

     c) Leaseline Producing/Injecting Wells. It is understood several leaseline wells, both producing and injecting, have been drilled on or near the property lines on one or more of the leases described in Exhibit A hereof as part of Seller's waterflood development of the San Andres Formation under the Property. It is further understood Seller has participated in the drilling and operation of such leaseline wells without the consent or approval of any royalty and/or overriding royalty owners and without the benefit of a fieldwide unitization. Purchaser hereby acknowledges that Seller has disclosed the existence of the various leaseline wells to Purchaser. Purchaser hereby stipulates and agrees any existing, potential, or contingent liabilities relating to the drilling and subsequent operation of said leaseline wells shall not be a Title Defect under this Agreement and shall not in any event be the basis for a claim by Purchaser for a reduction of the Purchase Price.

15. Representations by Seller. Each Seller represents to Purchaser, each of which representations shall survive Closing, that as of the date of this Agreement and as of Closing:

     a) Due Organization. Each Seller is and entity duly organized, validly existing, and in good standing under the laws of the state of Oklahoma.

     b) Power. Each Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not materially violate, nor be in material conflict with, (i) any provision of its charter or bylaws, or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase and required third party consents to assignment, if any).

     c) Duly Executed. This Agreement has been duly executed and delivered on behalf of each Seller, and at Closing all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered.

     d) No Litigation. There are no pending or, to the best of Seller's knowledge, threatened (by written notice from a third party) claims, lawsuits, administrative proceedings, or governmental investigations or governmental inquiries involving Seller's right to consummate the sale contemplated hereunder, except those claims, lawsuits, administrative proceedings, and governmental investigations and governmental inquiries that Seller has disclosed to Purchaser in writing.

     e)   Securities Representations.

          1) Except for any distribution of the Shares to its owners, Seller will each hold the Shares for its own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution of all or any part thereof, except in compliance with applicable federal or state securities laws.

          2) Seller understands that (A) the Shares (1) have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, (2) will be issued in reliance upon exemptions from registration under the

               Act and applicable state securities laws for an offer and sale of securities not involving a public offering, (3) may not be sold, transferred or otherwise disposed of without satisfaction of certain conditions, including registration under, or the availability of any exemption from registration under the Act and applicable state securities laws, and (4) the Shares will be characterized as "restricted securities" under Rule 144 promulgated under the Act and Seller understands the resale limitations imposed thereby and by the Act and (B) Seller must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Seller further understands that such exemptions depend upon, among other things, the nature of the investment intent of Seller expressed herein.

          3) Seller has been furnished by Parallel Petroleum Corporation all information (or provided access to all information) regarding the business and financial condition of Parallel Petroleum Corporation, the attributes of the Shares and the merits and risks of an investment in the Shares which Seller has requested to evaluate an investment in the Shares. Specifically, Seller acknowledges that Seller has had an opportunity to review the Parallel Petroleum Corporation Annual Report on Form 10-K for the year ended December 30, 2001 and all documents and reports filed by Parallel Petroleum Corporation with the Securities and Exchange Commission subsequent to December 31, 2001 (the "SEC Documents").

          4) Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act, and Seller, or those persons retained by Seller, have knowledge, skill and experience in financial, business and investment matters relating to an investment of the same nature as the Shares and are capable of evaluating the merits and risks of such investment and protecting Seller in connection with the purchase and an investment in the Shares. Seller has, to the extent deemed necessary, retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of an investment in the Shares. Seller has examined the SEC Documents, or caused the same to be examined, by its representatives to the extent it deems necessary or appropriate. Seller has not received any legal, business, tax or other advice from Parallel Petroleum Corporation, its counsel or other representatives.

          5) No person or entity, other than Parallel Petroleum Corporation, has been authorized to give any information or to make any representations on behalf of Parallel Petroleum Corporation in connection with the Shares, and if given or made, such information or representations have not been relied upon by Seller as having been made or authorized by Parallel Petroleum Corporation.

          6) Parallel Petroleum Corporation has provided Seller the opportunity to ask questions of, and receive answers from, Parallel Petroleum Corporation and its officers and directors concerning the purchase and the Shares and to obtain any appropriate additional information necessary to the investment decision being made by Seller in connection with the Shares.

          7) Seller understands that the certificates representing the Shares shall conspicuously set forth on the face or back thereof, a legend in substantially the following form:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities acts. The securities have been acquired for investment and may not be sold, transferred or offered for sale in the absence of an effective registration statement for the securities under the Securities Act of 1933 and applicable state securities acts, or an opinion of counsel satisfactory to the Company that such registration is not required under such act or acts."

16. Representations of Purchaser. Purchaser represents to Seller, each of which representations shall survive Closing, that as of the date of this Agreement and as of Closing:

     a) Due Organization. Parallel L.P. is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its formation and is duly qualified to do business in Texas. Texland Petroleum, Inc. is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified to do business in Texas.

     b) Corporate Power. Purchaser has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Property on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not materially violate, nor be in material conflict with (i) any provision of its charter, bylaws, articles of partnership or partnership agreement (as the case may be) or (ii) any agreement or instrument to which it is a party or is bound.

     c) Duly Executed. This Agreement has been duly executed and delivered on behalf of Purchaser, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporation or partnership action (as the case may be).

     d) No Litigation. There are no pending or, to the best of Purchaser's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving Purchaser's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and governmental investigations and inquiries that Purchaser has disclosed to Seller in writing.

     e) Shares Authorized. The shares to be delivered by Parallel Petroleum Corporation as part of the Purchase Price have been duly authorized by Parallel Petroleum Corporation and when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

17. Seller's Conditions. The obligations of Seller to be performed at Closing are subject to satisfaction of the following conditions, at or prior to Closing, any of which may be waived by Seller.

     a) Representations True. All representations of Purchaser contained in this Agreement shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and Purchaser shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to Closing.

     b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase or exchange.

     c) No Act of Termination. Seller shall not have exercised any rights it may have hereunder to terminate this Agreement.

     d) H-S-R. All applicable waiting periods shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act or early termination of such waiting periods shall have been granted by the appropriate governmental authorities.

     e) Indemnity Obligation. No Claim shall exist for which Seller is obligated to indemnify Purchaser pursuant to Section 22(c) of this Agreement.

18. Purchaser's Conditions. The obligations of Purchaser to be performed at Closing are subject to satisfaction of the following conditions, at or prior to Closing, any of which may be waived by Purchaser:

     a) Representations True. All representations of Seller contained in this Agreement shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and Seller shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to Closing.

     b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase.

     c) No Act of Termination. Purchaser shall not have exercised any rights it may have hereunder to terminate this Agreement.

     d) H-S-R. All applicable waiting period shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act or early termination of such waiting period shall have been granted by the appropriate governmental authorities.

19.  Operations and Production After the Effective Date

     a) Operations. Seller shall not approve or consent to the drilling, re-completing, plugging, or re-working of any well on the Property except as may be required by existing contractual obligations, unless otherwise agreed to by Purchaser in writing. Upon Closing, Purchaser shall assume the risk of any change in the condition of the Property, except to the extent any change in the condition is attributable to the gross negligence or willful misconduct of Seller in the operation of the Property after the Effective Date, and not withstanding the foregoing, except as may be otherwise provided in Section 22. Any casualty loss on or after the Effective Date shall be for the account of Purchaser.

     b) Expenses. Subject to the provisions of Section 22, Seller shall be responsible for payment of Seller's pro rata share of all Expenses (as defined below) related to the Property prior to the Effective Date. Purchaser shall be responsible for the payment of Seller's pro rata share of all Expenses related to the

          Property, and for the cost and expenses resulting from the assumption of the obligations and implied covenants as specified in Section 21, incurred or accrued from and after the Effective Date. "Expenses" as used in this Section shall mean any expenses, costs or obligations incurred or accrued in connection with the operation, use, protection, maintenance, or ownership of the Property including, without limitation, expenses for or related to all lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, production royalties (including royalties paid in kind), overriding royalties, production payments, net profits payments, contractual payments, operating costs, capital expenditures, overhead charges, fees, vendor and contractor invoices, billings, taxes, charges (including, without limitation, any charges for overhead provided for in any Operating Agreements related to the Property at the rates specified in such agreements), rental payments, franchise fees, permits, and license fees, assessments and other indebtedness and obligations due, payable, incurred, accrued or attributable to the ownership, operation, use, protection or maintenance of or otherwise relating to or associated with the Property. Any reports or information provided to Purchaser at Purchaser's request, which are not routinely generated by Seller, shall be billed to Purchaser at Seller's actual cost.

     c) Allocation of Production and Proceeds. All production from oil and/or gas wells, and all proceeds from the sale thereof, including, without limitation, proceeds from any production imbalance settlement and oil in storage above the pipeline connection, and any collections/rights and accounts receivable attributable to production and operations prior to the Effective Date and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or operation of the Property prior to the Effective Date shall be the property of Seller . All such production proceeds, and other monetary payments attributable to production and operations on and after the Effective Date shall be the property of Purchaser.

     d) Payment and Collection Services. Seller shall, for the account of and at the sole cost of Purchaser, pay its pro rata share of all Expenses (as provided in Section 19 (b)) which are the obligation of Purchaser and collect all proceeds and other monetary payments which are allocated to Purchaser (as provided in Section 19 (c)).

     e) Post Closing Statement. Within one hundred twenty (120) days after Closing, Seller and Purchaser shall make a final post-Closing settlement to account for all production proceeds and other monetary payments collected for Purchaser' account by Seller and all Expenses, other costs and expenses and taxes paid for Purchaser's account by Seller pursuant to this Section 19. Seller and Purchaser agree to promptly remit any sum determined from such post-Closing settlement to be owed to the other. After the adjustments are made pursuant to the post-Closing statement, the Parties shall not make any further adjustments provided for in this Section 19, except to the extent a Party is indemnified pursuant to Section 22.

     f) Audit. Within one hundred eighty (180) days of the Closing, either Party may at its own expense audit the other Party's books, accounts, and records relating to production proceeds, other monetary payments, Expenses, other costs and expenses and taxes paid or received which are related to the Property to be conveyed hereunder and which have been adjusted on account of this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.

     g)   No Application  to Income Taxes.  All references in Sections 19 and 20
          to    taxes     and    tax     refunds     shall    not    apply    to
          income taxes and income tax refunds.

     h) Removal. Without the Purchaser's prior approval, Seller shall not approve the sale, exchange or otherwise transfer or remove any equipment, fixtures, inventory or other personal property which is located on the lands described in Exhibit A and which is to be transferred to Purchaser hereunder.

20.  Taxes, Costs and Fees.

     a) Taxes. Purchaser shall be responsible for the economic burden and payment of all taxes relating to the Seller's interests in the Property from and after the Effective Date, regardless of when they are actually assessed. Seller shall be responsible for the economic burden and payment of all taxes relating to the Property prior to the Effective Date, regardless of when they are actually assessed. Purchaser shall pay to Seller at Closing, in addition to and separate from the Purchase Price, an amount equal to all state and local taxes payable by Seller on the transfer of ownership of any tangible personal property calculated at the then current rates. Purchaser shall indemnify Seller and hold Seller harmless from any liability, including, without limitation, penalties, interest and attorney's fees, arising out of Purchaser's failure to pay to Seller at Closing, in addition to and separate from the Purchase Price, the amount equal to all state and local taxes payable by Seller on the transfer of ownership of any tangible personal property. Purchaser shall pay all costs associated with documentary transfer taxes, other transfer taxes and any recording costs assessed by any federal, state, county, or other governmental offices or other transfer fees and shall indemnify and hold Seller harmless for such transfer taxes, costs, and fees. Ad valorem taxes for year 2002 shall be prorated between Seller and Purchaser based upon the portion of the year each Party owns the Property subject to any such tax.

     b) No Brokers. Each Party shall pay, and INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM, any commission or brokerage fee it has incurred in connection with this transaction.

21.  Operations by Purchaser


     a) Assumption of Obligations. Upon Closing, Purchaser shall assume, as of the Effective Date, and agree to perform, at Purchaser's sole cost and expense, subject only to Seller's indemnification obligations under subsections 22 (c) below (i) all obligations and implied covenants of Seller relating to the

          Property (whether such obligations and covenants are to a lessor, a governmental body or any other person or entity), including, but not limited to, (1) any obligations arising in respect to operating, plugging and abandoning of all existing wells (whether or not such wells are active, inactive, idle, or have been previously abandoned as of the Effective Date) on the Property including, but not limited to, the wells described in Exhibit A which includes cooperative producing and/or injecting wells; (2) any obligations to file or submit compliance reports, notices and documents required by governmental bodies; (3) the removal of related oil and gas equipment, including without limitation, pipelines, sumps, foundations, and other facilities, whether the existence of same is known or unknown to the Parties at Closing; and (4) the lawful restoration and reclamation of the lands used in connection with such wells and related equipment, pipelines, sumps and other facilities in compliance with all federal, state and local laws, rules and regulations, including without limitation, all requirements of the Texas Railroad Commission with respect to such plugging and abandonment, removal and restoration and reclamation of associated lands, (ii) all obligations under license, permits, franchises, easements, and rights-of-way included in the Property, and (iii) any obligations with respect to the reabandonment of previously abandoned wells on lands included in the Property. Obligations and implied covenants of Seller with respect to the proper payment of other proceeds of production and royalty are assumed by Purchaser only to the extent such obligations are incurred or arise after the Effective Date. AS SET FORTH IN SECTIONS 22(a) AND 22(b), PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO PERFORM OF PURCHASER'S OBLIGATIONS UNDER THIS SECTION 21.

22. Indemnification. Capitalized terms used in this Section 22 which are not defined elsewhere in this Agreement are defined in subsection 22(e) below.

     a) GENERAL INDEMNITY BY PURCHASER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD

          HARMLESS EACH SELLER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FROM ANY AND ALL CLAIMS WHICH DIRECTLY OR INDIRECTLY RELATE TO THE OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY BEFORE OR AFTER THE EFFECTIVE DATE EVEN THOUGH SUCH CLAIMS MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE OR FAULT OF SELLER OCCURRING PRIOR TO THE EFFECTIVE DATE AND EVEN THOUGH SELLER MAY HAVE STRICT LIABILITY; PROVIDED THAT PURCHASER SHALL NOT BE OBLIGATED TO INDEMNIFY SELLER FOR ANY CLAIM WHICH AROSE OUT OF THE OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY BY SELLER PRIOR TO THE EFFECTIVE DATE TO THE EXTENT THAT SELLER RECEIVED A CLAIM NOTICE PRIOR TO THE EFFECTIVE DATE ASSERTING SUCH CLAIM. PURCHASER further covenants and agrees to defend any suits brought against Seller, or their respective officers, directors, employees, and agents, on account of any such Claims indemnified hereunder and to pay or discharge the full amount or obligation of such Claims incurred by, accruing to or imposed on Seller or their respective officers, directors, employees, or agents resulting from any such suit or suits. In addition, Purchaser shall pay to Seller or their respective officers, directors, employees, or agents, as applicable, all attorney's fees incurred by Seller or their respective officers, directors, employees, or agents, as applicable, in enforcing Purchaser's indemnity in this subsection 22 (a).

     b) ENVIRONMENTAL INDEMNITY BY PURCHASER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS EACH SELLER AND THEIR RESPECTIVE OFFICERS, EMPLOYEES, - AND AGENTS, FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEAN-UP LIABILITY WHICH ARISES DIRECTLY OR INDIRECTLY FROM THE USE, OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY BEFORE OR AFTER THE EFFECTIVE DATE EVEN THOUGH CAUSED, OR

          CONTRIBUTED TO, BY THE NEGLIGENCE OR FAULT OF SELLER OCCURRING PRIOR TO THE EFFECTIVE DATE AND EVEN THOUGH SELLER MAY HAVE STRICT LIABILITY. PURCHASER further covenants and agrees to defend any suits or administrative proceedings brought against Seller and their respective officers, directors, employees and agents on account of any such Environmental Claims or Environmental Clean-up Liability and to pay or discharge the full amount or obligation of such Environmental Claims or Environmental Clean-up Liability incurred by, accruing to or imposed on Seller or their respective officers, directors, employees or agents, as applicable, resulting from any such suit or suits or any amounts resulting from the settlement or resolution of such suit or suits or administrative proceedings. In addition, Purchaser shall pay to Seller or their respective officers, directors, employees, or agents, as applicable, all attorney's fees incurred by Seller or their respective officers, directors, employees, or agents, as applicable, by Seller in enforcing Purchaser' indemnity in this subsection 22 (b).

     c) GENERAL INDEMNITY BY SELLER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, AND SUBJECT TO THE LIMITATIONS SET FORTH IN SUBSECTION 22 (d) BELOW AND SUBJECT TO ANY INDEMNIFICATIONS GIVEN BY SELLER PURSUANT TO SUBSECTIONS 9(c)2) and 14(b)2), FROM AND AFTER THE
          CLOSING, SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS PURCHASER, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS (EXCEPT FOR (i) ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEAN-UP LIABILITY; AND (ii) ANY SUCH CLAIMS TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF PURCHASER) FOR WHICH A CLAIM NOTICE WAS DELIVERED TO SELLER BEFORE THE EFFECTIVE DATE HEREUNDER AND
          (A) WHICH ARISE FROM OR ARE CAUSED BY THE USE, OPERATION, MAINTENANCE, OCCUPATION AND OWNERSHIP OF THE PROPERTY BY SELLER PRIOR TO THE EFFECTIVE DATE, AND (B) ARE BASED ON LAW (INCLUDING STATUTORY REGULATORY AND CASE LAW) EXISTING AT THE EFFECTIVE DATE. SELLER further covenants and agrees to defend any suits brought against Purchaser on account of any such Claims indemnified hereunder and to pay or discharge the full amount or obligation of any such Claims incurred by, accruing to or imposed on Purchaser resulting from any such suit or suits. In addition, Seller shall pay to Purchaser all attorney's fees incurred by Purchaser in enforcing Seller's indemnity in this subsection 22 (c).

     d) LIMITATIONS. THE INDEMNIFICATION OBLIGATIONS OF SELLER UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THOSE CONTAINED IN SUBSECTION 22(c), SHALL BE SUBJECT TO THE FOLLOWING LIMITATIONS AND CONDITIONS:

          1) SUCH INDEMNIFICATION OBLIGATIONS SHALL NOT LIMIT THE DISCLAIMERS OF WARRANTIES AND ACKNOWLEDGMENTS OF PURCHASER WITH RESPECT TO
               THE PROPERTY AS SPECIFIED IN SECTION 11 ABOVE, AND THE INDEMNITIES CONTAINED HEREIN SHALL HAVE NO APPLICATION TO MATTERS OF DESCRIPTION, TITLE (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF EASEMENTS, LICENSES, RIGHTS-OF-WAY, PERMITS, FRANCHISES, LIENS, LEASES OR OTHER ENCUMBRANCES OR OTHER AGREEMENTS OR THE FAILURE TO PROCURE GOVERNMENTAL OR NECESSARY THIRD PARTY CONSENTS OR APPROVAL TO ASSIGNMENT OF THE PROPERTY), QUALITY, VALUE, FITNESS FOR PURPOSE OR MERCHANTABILITY OF THE PROPERTY;

          2) SUCH INDEMNIFICATION OBLIGATIONS SHALL NOT LIMIT OR INCLUDE PURCHASER'S OBLIGATIONS UNDER SUBSECTIONS 22(a) or (b).

          3) SUCH INDEMNIFICATION OBLIGATIONS SHALL NOT LIMIT THE INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS OF PURCHASER WITH RESPECT TO PRE-ACQUISITION REVIEW ACTIVITIES AS SPECIFIED IN THE CONFIDENTIALITY AGREEMENT AND THE INDEMNIFICATION AGREEMENT;

          4) SELLER'S FINANCIAL OBLIGATIONS UNDER SUCH INDEMNITY OBLIGATIONS SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNT OF THE PURCHASE PRICE PAID OR DEPOSITED IN EXCHANGE FOR THE PROPERTY; AND

          5) SUCH INDEMNIFICATION OBLIGATIONS SHALL BE LIMITED TO THE EXTENT ANY COSTS, LOSSES OR LIABILITIES INCURRED BY PURCHASER RESULT FROM PURCHASER'S ACQUISITION OF THE PROPERTY FROM SELLER; ACCORDINGLY, SELLER SHALL NOT INDEMNIFY PURCHASER FOR ANY COSTS, LOSSES, OR LIABILITIES INCURRED BY PURCHASER ON ACCOUNT OF PURCHASER'S OWNERSHIP OF AN INTEREST IN THE PROPERTY WHICH PURCHASER PREVIOUSLY OWNED OR ACQUIRED FROM A THIRD PARTY.

     e)   Definitions. For purposes of this Agreement

          1)   "Arises".  An  Environmental  Claim  or  Environmental   Clean-up
               Liability shall be deemed to arise upon (i) each discrete, operationally-related Release of a Chemical Substance, as measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination or migration, as measured on a daily basis.

          2) "Chemical Substances" shall mean any chemical substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic or hazardous substances, materials, wastes, or petroleum products, including crude oil or any component thereof.

          3) "Claims" shall mean any and all claims, demands, losses, liabilities, liens, judgements, settlements, suits, causes of action, fines, penalties, compliances, costs, and any costs, expenses and fees associated with the investigation, defense and resolution of the foregoing, including without limitation, reasonable attorney's fees. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the injury, disease, or death of any persons (including, without limitation, the indemnifying party's employees, agents and representatives) or damage to, loss or destruction of any property, real or personal (including, without limitation, the indemnifying party's property).

          4) "Claim Notice" shall mean a notice delivered from a Third Party to Seller, in writing, asserting Claims, Environmental Claims or Environmental Clean-up Liability.

          5) "Environmental Claim" shall mean any claim, demand, action, suit or proceeding for the injury, disease or death of any person (including, without limitation, the indemnifying party's employees, agents and representatives) property damage, damage to the environment, or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) arising or alleged to arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than such compliance costs related to Environmental Clean-up
               Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorney's fees incurred in the investigation, defense and resolution of such claims, demands, actions, suits, and proceedings.

          6) "Environmental Clean-up Liability" shall mean any cost or expense of any nature whatsoever incurred (in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environment Law) to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, ground water, land surface or sub-surface strata, whether such Release, contamination or pollution is located on, within, under or above real property included in the Property("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Clean-up Liability includes, without limitation, any judgements, damages, settlements, costs or expenses (including, without limitation, attorney's, consultant's and expert's fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) the Property as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, clean-up or abatement, and (iii) the resolution of such liabilities.

          7) "Environmental Law" means any statutes or legal requirements relating to or regulating the pollution, protection or clean-up of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, ground water, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C ss. 9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1986, 42 U.S.C.ss. 6901, et seq., as amended
               (RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub. L.99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. ss. 7401, et seq., as amended; Federal

               Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq., as amended; National Environmental Policy Act, 42 U.S.C. ss. 4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C., ss. 300 j-1, et seq., as amended; and/or any other federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or clean-up of the environment as specified above. Environmental Law shall also mean the Toxic Substance Control Act, 25 U.S.C. ss. 1502, et seq., as amended (TOSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish liability or responsibility for
               Environmental Clean-up or Environmental Claims) or local laws, statues, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to (i) release, containment, removal, remediation, response, clean-up or abatement of any sort of Chemical Substance; (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substance; (iii) exposure of persons, including employees of Seller or Purchaser, to any Chemical Substance and other occupational Safety or health matters; or (iv) the environmental hazards relating to the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, clean-up or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

          8) "Release" shall mean any spilling leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping, or disposing of any Chemical Substance into the environment (including, but not limited to, the ambient air, surface water, ground water and land surface or sub-surface strata) of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

          9) "Third Party" shall mean any person (other than a Party or its affiliates) including, without limitation, any such natural person, business entity (corporation, partnership, trust, sole proprietorship or other business entity), any federal, state or local governmental entity, agency or administrative body, employee of Purchaser or Seller, former employee of Purchaser or Seller, or their respective legal representatives, heirs, beneficiaries or estates.

     f) Indemnified Party's Participation. Any indemnified Party shall have the right at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in the preparation for and conducting of any hearing or trial related to these indemnification provisions, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.

          An indemnified Party shall not execute a consent order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval. The indemnified Party shall cooperate fully with the indemnifying Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably, within its power to take, which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.

23. Existing Contracts. The sale contemplated hereunder shall be made subject to any and all existing operating agreements, cooperative injection/development agreements, unit agreements, gas balancing agreements, and gas processing agreements, as well as any and all other agreements, permits, franchises, leases, licenses, casements and rights-of-way including, without limitation, overage/shortage agreements and exchange agreements to which the Property is subject. To the extent such agreements may be assigned and delegated, Purchaser hereby agrees to assume and be responsible for all obligations of Seller accruing under such agreements. If such agreements may not be assigned or delegated, Seller may, at its sole discretion, perform such agreements on behalf of Purchaser and Purchaser shall promptly upon notice, reimburse Seller for its respective costs, expenses and obligations incurred in performing such agreements.

24. NASDAQ Listing. Parallel Petroleum Corporation will cause the Shares to be listed for trading on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD for so long as Seller owns any of the Shares.

25. Notices. All notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or nationally recognized commercial courier service, postage or delivery charges prepaid, or by telecopy, addressed as follows (or such other address as may be specified by ten(10) days prior written notice to the other Party):

                                     SELLER

                              JMC EXPLORATION, INC.
                               5950 Berkshire Lane
                                   Suite 1400
                               Dallas, Texas 75225
                        Attention: Mike McCoy, President
                            Telephone: (214) 421-0621
                                Fax:

     The wire instructions for JMC Exploration, Inc. are:

                      Bank: Bank of America, Dallas, Texas
                            ABA Transmit #: 111000025
                       Account Name: JMC Exploration, Inc.
                          Account Number: 004797963074

                               ARKOMA STAR L.L.C.
                               5950 Berkshire Lane
                                   Suite 1400
                               Dallas, Texas 75225
                        Attention: Mike McCoy, President
                          Telephone (214) 421-0621 Fax:

     The wire instructions for Arkoma Star, L.L.C. are:

                              Bank: Bank of America
                            ABA Transmit#: 111000025
                         Account Name: Arkoma Star, LLC
                          Account Number: 004797963061

                                    PURCHASER

                                  PARALLEL L.P.
                          1004 N. Big Spring, Suite 400
                              Midland, Texas 79701
                    Attn: John S. Rutherford, Vice President
                          Telephone No. (915) 687-3435
                             Fax No. (915) 684-3905

                             TEXLAND PETROLEUM, INC.
                                 777 Main Street
                                   Suite 3200
                             Fort Worth, Texas 78102
                  Attention: James H. Wilkes, President and COO
                            Telephone: 817) 336-2751
                             Fax No. (817) 900-1291

     Notice shall be deemed to have been duly given when delivered to or sent to the other Party in the manner prescribed herein and actually received by the Party to whom the notice is given.

26. Parties In Interest. Subject to subsection 28(d) below, this Agreement shall inure to the benefit of and be binding upon each Seller and Purchaser and their respective successors and assigns. However, no assignment by any Party shall relieve any Party of any duties or obligations under this Agreement.

27. Complete Agreement. When executed by the authorized representatives of Seller and Purchaser, this Agreement, together with the executed copies of the exhibits and documents referred to herein, shall supersede all prior written or oral and all contemporaneous oral agreements and understandings between the Parties, including without limitation, all and any bid solicitation, bid offer and bid acceptance letters, and shall constitute the complete agreement between the Parties regarding the purchase and sale or exchange of the Property.

28. Applicable Law. THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS.

29.  Miscellaneous Provisions.

     a) Captions. Captions have been inserted for reference purposes only and shall not define or limit the terms of this Agreement.

     b) Partial Invalidity. If any provision of this Agreement is held invalid, such invalidity shall not affect the remaining provisions.

     c) Modification. This Agreement cannot be modified or amended except by a written instrument duly executed by Seller and Purchaser.

     d) Assignment. Neither Seller nor Purchaser, without the prior written consent of the other Party, shall assign any right or obligation under this Agreement, or attempt to delegate any duty to be performed under this Agreement except that Seller or Purchaser may make such as assignment and/or delegation to a Qualified Intermediary, without the consent of the other Party. Consent to assign shall not be unreasonably withheld by either Party. Any attempted assignment or delegation without such consent shall be void and of no effect.

     e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     f) Expenses. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same and the Party incurring such expenses shall defend, indemnify and hold harmless the other Party from and against such expenses.

     g) Press Releases. No information in connection with this sale or exchange shall be released to the public by either Party, including, without limitation, through press releases, without the express written permission of the other Party, unless required by applicable federal, state or local laws.

     h) No Recording. This Agreement shall not be recorded or filed by any Party or their successors or assigns, in or with any public or governmental office, officer, agency or records repository without the prior written consent of the other Party.

     i) Survival. All representations, indemnifications, covenants, obligations and promises of the Parties set forth in this Agreement shall survive Closing. All documents conveying, transferring or assigning the Property shall incorporate by reference the terms and conditions of this Agreement.

     (j) Exhibits and Schedules. The Exhibits and Schedules listed below are attached to this Agreement:

          Exhibit A       Property and Property  Interests  Subject to this
                          Agreement
          Exhibit B       Assignment and Conveyance
          Exhibit C       Personal  Property Agreement and Bill of Sale
          Exhibit D       Allocated  Values
          Exhibit E       Contracts
          Exhibit F       WI and NRI Information

     k) Time of Essence. Time is of the essence in the performance of this Agreement.

     l) H-S-R. If either Seller or Purchaser determine that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is applicable to this transaction, then the Parties which are required to file shall file with the Federal trade Commission and the Department of Justice the required notifications, reports, and supplemental information to comply in all respects with the requirements of said Act.

     m) No Partnership; Several Obligations . Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties. The obligations of JMC Exploration, Inc. and Arkoma Star L.L.C. are several with respect to the portion of the Property owned by each and not joint.

     n) File Transfers. Within a reasonable time her Closing, Seller will transfer to Purchaser, subject to Seller's continuing right of access as hereinafter set forth, Seller's files, records, documents, and data relating to the Property.

          Seller retains the right of complete access to the above files and records, which right of access may be exercised by Seller at reasonable times, upon giving Purchaser reasonable notice and which shall include, at Seller's sole cost and expense, the right to copy or duplicate any and all contents therein_ Should Seller be required by a governmental rule or order produce the original of any document described in this subsection, Purchaser will, to the best of its ability, make such document available to enable Seller to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to Purchaser.

     o) Remedies. Prior to the Closing, each Party hereto shall have all remedies provided by law for a breach of the terms hereof by the other Party. After the Closing, the sole and exclusive remedies of the Parties in connection with this Agreement shall be the rights of the Parties to indemnification as provided herein.

IN WITNESS WHEREOF this Purchase and Sale Agreement is executed by the Parties hereto as indicated below by the signatures of their respective representatives; however, for identification purposes, this Agreement shall be deemed dated as of the date the last Party hereto sins this Agreement.


                                     SELLER


JMC EXPLORATION, INC.                       ARKOMA STAR, L.L.C.


By:/s/ Mike McCoy                           By: /s/Mike McCoy
   ----------------------------------           ----------------------------
   Mike McCoy, President                        Mike McCoy, President

Date: November 27, 2002                  Date:   November 27, 2002
     -------------------------------             ---------------------------


                                   PURCHASERS


PARALLEL L.P.


By:/s/Larry C. Oldham
   ---------------------------------
Name: Larry C. Oldham
Title: President


TEXLAND PETROLEUM, INC.


By:/s/James H. Wilkes
   ----------------------------------
Name: James H. Wilkes
Title: President and COO

                                                               EXHIBIT 10.2

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                         PARALLEL PETROLEUM CORPORATION
                               AND PARALLEL, L.P.,
                                  AS BORROWERS,

                                       AND

                                PARALLEL, L.L.C.,
                                  AS GUARANTOR,

                                       AND

                            FIRST AMERICAN BANK, SSB
                       AND THE INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                            FIRST AMERICAN BANK, SSB
                           AS JOINT LEAD ARRANGER AND
                              ADMINISTRATIVE AGENT,

                                       AND

                                  BNP PARIBAS,
                           AS JOINT LEAD ARRANGER AND
                                SYNDICATION AGENT


                                DECEMBER 20, 2002

                                TABLE OF CONTENTS
                                                                     Page No.
DEFINITIONS ............................................................ 1
COMMITMENTS OF THE LENDERS..............................................13
         (a)      Revolving Loans.......................................13
         (b)      Ratable Loans.........................................14
         (c)      Procedure for Borrowing...............................14
         (d)      Letters of Credit.....................................15
         (e)      Procedure for Obtaining Letters of Credit.............16
         (f)      Voluntary Reduction of Commitment.....................17
         (g)      Mandatory Commitment Reductions.......................17
         (h)      Several Obligations...................................18
         (i)      Type and Number of Advances...........................18

NOTES EVIDENCING LOANS..................................................18
         (a)      Form of Notes.........................................18
         (b)      Issuance of Additional Notes..........................18
         (c)      Interest Rates........................................19
         (d)      Payment of Interest...................................19
         (e)      Payment of Principal..................................19
         (f)      Payment to Lenders....................................19
         (g)      Sharing of Payments, Etc..............................20
         (h)      Non-Receipt of Funds by the Agent.....................20

INTEREST RATES..........................................................20
         (a)      Options...............................................20
         (b)      Interest Rate Determination...........................22
         (c)      Conversion Option.....................................22
         (d)      Recoupment............................................22
         (e)      Interest Rates Applicable After Default...............22

SPECIAL PROVISIONS RELATING TO LOANS....................................23
         (a)      Unavailability of Funds or Inadequacy of Pricing......23
         (b)      Change in Laws........................................23
         (c)      Increased Cost or Reduced Return......................24

         (d) Discretion of Lender as to Manner of Funding...............26
         (e) Breakage Fees..............................................27

COLLATERAL SECURITY.....................................................27

BORROWING BASE..........................................................29
         (a) Initial Borrowing Base.....................................29
         (b) Subsequent Determinations and Redeterminations
             of Borrowing Base..........................................29
         (c) Subsequent Unscheduled Redeterminations
             of Borrowing Base..........................................30
         (d) Other Determinations of the Borrowing Base.................30
         (e) Evaluation Factors.........................................31
         (f) Required Percentage of Lenders.............................32
         (g) Automatic Reductions of Borrowing Base.....................32

FEES....................................................................33
         (a) Letter of Credit Fee.......................................33
         (b) Borrowing Base Determination Fee...........................33
         (c) Agency and Arrangement Fee.................................33

PREPAYMENTS.............................................................34
         (a) Voluntary Prepayments......................................34
         (b) Mandatory Collateral or Prepayment
             For Borrowing Base Deficiency..............................34

REPRESENTATIONS AND WARRANTIES..........................................35
         (a) Creation and Existence.....................................35
         (b) Power and Authority........................................35
         (c) Binding Obligations........................................35
         (d) No Legal Bar or Resultant Lien.............................36
         (e) No Consent.................................................36
         (f) Financial Condition........................................36
         (g) Liabilities................................................36
         (h) Litigation.................................................36
         (i) Taxes; Governmental Charges................................37
         (j) Titles, Etc................................................37
         (k) Defaults...................................................37
         (l) Casualties; Taking of Properties...........................37
         (m) Use of Proceeds; Margin Stock..............................38
         (n) Location of Business and Offices...........................38
         (o) Compliance with the Law....................................38
         (p) No Material Misstatements..................................39

         (q) Not A Utility..............................................39
         (r) ERISA......................................................39
         (s) Public Utility Holding Company Act.........................39
         (t) Subsidiaries...............................................39
         (u) Environmental Matters......................................39
         (v) Liens......................................................40
         (w) Investment Company Act.....................................40
         (x) General....................................................40

CONDITIONS OF LENDING...................................................40

AFFIRMATIVE COVENANTS...................................................45
         (a) Financial Statements and Reports...........................45
         (b) Certificates of Compliance.................................47
         (c) Accountants' Certificate...................................47
         (d) Taxes and Other Liens......................................47
         (e) Compliance with Laws.......................................48
         (f) Further Assurances.........................................48
         (g) Performance of Obligations.................................48
         (h) Insurance..................................................48
         (i) Accounts and Records.......................................49
         (j) Right of Inspection........................................49
         (k) Notice of Certain Events...................................50
         (l) ERISA Information and Compliance...........................50
         (m) Environmental Reports and Notices..........................51
         (n) Compliance and Maintenance.................................51
         (o) Operation of Properties....................................52
         (p) Compliance with Leases and Other Instruments...............52
         (q) Certain Additional Assurances Regarding Maintenance
             and Operations of Properties...............................52
         (r) Sale of Certain Assets/Prepayment of Proceeds..............53
         (s) Title Matters..............................................53
         (t) Curative Matters...........................................53
         (u) Change of Principal Place of Business......................54
         (v) Additional Collateral......................................54

NEGATIVE COVENANTS......................................................55
         (a) Negative Pledge............................................55
         (b) Current Ratio..............................................56
         (c) Debt Service Coverage Ratio................................56
         (d) Adjusted Consolidated Net Worth............................56
         (e) Consolidations and Mergers.................................56
         (f) Debts, Guaranties and Other Obligations....................56

         (g) Dividend and Distributions.................................57
         (h) Loans and Advances.........................................58
         (i) Receivables and Payables...................................58
         (j) Nature of Business.........................................58
         (k) Transactions with Affiliates...............................58
         (l) Rate Management Transactions...............................59
         (m) Investments................................................59
         (n) Amendment to Organizational Documents......................60
         (o) ERISA Compliance...........................................60
         (p) Accounting Method and Fiscal Year..........................60
         (q) Employee Agreements........................................60
         (r) Issuance of Equity Interests...............................60

EVENTS OF DEFAULT.......................................................61

THE AGENT AND THE LENDERS...............................................64
         (a) Appointment and Authorization..............................64
         (b) Note Holders...............................................65
         (c) Consultation with Counsel..................................65
         (d) Documents..................................................65
         (e) Resignation or Removal of Agent............................66
         (f) Responsibility of Agent....................................66
         (g) Independent Investigation..................................68
         (h) Indemnification............................................69
         (i) Benefit of Section 15......................................69
         (j) Pro Rata Treatment.........................................69
         (k) Assumption as to Payments..................................70
         (l) Other Financings...........................................70
         (m) Interests of Lenders.......................................71
         (n) Investments................................................71
         (o) Delegation to Affiliates...................................71
         (p) Execution of Collateral Documents..........................72
         (q) Collateral Releases........................................72
         (r) Internal Revenue Service Forms.............................72
         (s) Syndication Agent..........................................73

EXERCISE OF RIGHTS......................................................73

NOTICES.................................................................73

EXPENSES................................................................75

INDEMNITY...............................................................75

NON-LIABILITY OF LENDERS................................................76

GOVERNING LAW...........................................................77

INVALID PROVISIONS......................................................77

MAXIMUM INTEREST RATE...................................................77

AMENDMENTS..............................................................78

MULTIPLE COUNTERPARTS...................................................78

CONFLICT................................................................78

SURVIVAL................................................................79

PARTIES BOUND...........................................................79

ASSIGNMENTS AND PARTICIPATIONS..........................................79

CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND
         JURISDICTION...................................................81

WAIVER OF JURY TRIAL....................................................82

OTHER AGREEMENTS........................................................82

FINANCIAL TERMS.........................................................82

COMMUNICATIONS VIA INTERNET.............................................82

AMENDMENT AND RESTATEMENT...............................................82

Exhibits

         Exhibit "A"       -        Notice of Borrowing
         Exhibit "B"       -        Revolving Note
         Exhibit "C"       -        Guaranty
         Exhibit "D"       -        Certificate of Compliance
         Exhibit "E"       -        Assignment and Acceptance Agreement

Schedules
         Schedule "1"      -        Liens
         Schedule "2"      -        Financial Condition
         Schedule "3"      -        Liabilities
         Schedule "4"      -        Litigation
         Schedule "5"      -        Employee Agreements
         Schedule "6"      -        Title Matters
         Schedule "7"      -        Curative Matters

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 20th day of December, 2002, is by and among PARALLEL PETROLEUM CORPORATION, a Delaware corporation ("PPC") and PARALLEL, L.P., a Texas limited partnership ("PLP") (hereinafter PPC and PLP are collectively referred to as "Borrowers" and individually as a "Borrower"), and PARALLEL, L.L.C., a Delaware limited liability company ("Guarantor"), and FIRST AMERICAN BANK, SSB, a state savings bank ("First American"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 29 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender"), and First American, as Joint Lead Arranger and as Administrative Agent ("Agent") and BNP Paribas, as Joint Lead Arranger and as Syndication Agent ("Syndication Agent").

                              W I T N E S S E T H:

     WHEREAS, Borrowers have requested that the Lenders provide Borrowers with a revolving credit facility and the Lenders are willing to make such facility available to Borrowers, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Definitions. When used herein the terms "Agent", "Agreement", "Borrower", "Borrowers", "First American", "Guarantor", "Lender", "Lenders", "PLP", "PPC" and "Syndication Agent" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

     Adjusted Consolidated Net Worth shall mean PPC's consolidated stockholders' equity, as determined in accordance with GAAP, excluding the cumulative effect of any change in accounting principles after April 1, 2002 and the after-tax net effect of any non-recurring non-cash charges after April 1, 2002, including, without limitation, any charges under Financial Accounting Standard Board Statement No. 144, as amended, supplemented or modified from time to time.

     Advance means a borrowing hereunder (i) made to Borrowers by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same type and, in the case of LIBOR Loans, for the same Interest Period.

     Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

     Acquisition means the acquisition contemplated by that certain Purchase and Sale Agreement dated as of November 27, 2002, by and among JMC Exploration, Inc. and Arkoma Star L.L.C., as Sellers, and Parallel, L.P., and Texland Petroleum, Inc., as Purchasers, as amended by Letter Agreement dated December 11, 2002, with Parallel, L.P. acquiring not less than ninety-five percent (95%) of the oil and gas properties located in Andrews County, Texas, covered by said Purchase and Sale Agreement.

     Assignment and Acceptance means a document substantially in the form of Exhibit "E" hereto.

     Available Commitment means, at any time, the Commitment then in effect minus the Total Outstandings.

     Base Rate shall mean, as of any date, a rate of interest per annum equal to the higher of (A) four and one-half percent (4.50%), (B) the fluctuating rate published in the Money Rates section of The Wall Street Journal as the U.S. "prime rate", or (C) the sum of the Federal Funds Effective Rate for such date plus one-half of one percent (.50%) per annum. If the Money Rates section of The Wall Street Journal contains more than one U.S. "prime rate", then the "prime rate" for purposes of this definition shall be the higher of said rates. If the Money Rates section of The Wall Street Journal does not have a rate designated by it as its "prime rate", then the "prime rate" shall be deemed to be the fluctuating rate of interest per annum which is the general reference rate designated by Agent as its "reference rate", "base rate" or other similar rate and which is comparable to the "prime rate" as described above. The Base Rate is used by Agent as a general reference rate of interest, taking into account such factors as Agent may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer and that Agent may make various commercial or other loans at rates of interest having no relationship to such rate. Each change in the Base Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Base Rate.

     Base Rate Loans shall mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

     Borrowing Base shall mean the value assigned by the Lenders from time to time to the Oil and Gas Properties or other Collateral pursuant to Section 7 hereof.

     Borrowing Base Deficiency is used herein as defined in Section 9(b) hereof.

     Borrowing Base Usage shall mean, as of any date, the Total Outstandings divided by the Borrowing Base.

     Borrowing Date means the date elected by Borrowers pursuant to Section 2(c) hereof for an Advance on the Loan.

     Business Day shall mean (i) with respect to any borrowing, payment or note selection of LIBOR Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Midland, Texas and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Midland, Texas.

     Change of Management shall occur if a majority of the individuals comprising the Board of Directors of PPC as of the Effective Date shall either resign, be declared incompetent or otherwise be removed (voluntarily or involuntarily) or cease to serve as members of the Board of Directors of PPC.

     Collateral is used herein as defined in Section 6 hereof.

     Commitment  means (A) for all Lenders,  the lesser of (i)  $100,000,000  or
(ii) the Borrowing Base, as reduced or increased from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Lender, its obligation to make Advances hereunder in amounts not exceeding, in the aggregate, an amount equal to such Lender's Commitment Percentage times the total Commitment as of any date. The Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 29 hereof. Each reduction in the Commitment shall result in a Pro Rata reduction in each Lender's Commitment.

     Commitment Percentage means for each Lender the percentage set forth opposite the Lender's name on the signature page hereto. The Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 29 hereof.

     Consolidated Cash Flow means PPC's Consolidated Net Income for each fiscal quarter of PPC, less preferred dividends paid by PPC during each such fiscal quarter, plus depreciation, depletion and other non-cash charges of PPC during each such fiscal quarter determined in accordance with GAAP.

     Consolidated Current Assets means the total of the consolidated current assets determined in accordance with GAAP, including as of any date, the Available Commitment.

     Consolidated Current Liabilities means the total of consolidated current obligations as determined in accordance with GAAP, excluding therefrom, as of any date, current maturities due on the Loans.

     Consolidated Net Income shall mean PPC's consolidated net income after income taxes calculated in accordance with GAAP.

     Control Agreement means that certain Control Agreement dated as of July 17, 2002, among PLP, Salomon Smith Barney Inc. and Agent with respect to the SSB Account.

     Current Ratio means the ratio of Consolidated Current Assets for the date or period being measured to the Consolidated Current Liabilities for such date or period.

     Debt Service Coverage Ratio means the ratio of PPC's Consolidated Cash Flow during each fiscal quarter of PPC to the aggregate amount of (i) the Monthly Commitment Reductions during each such fiscal quarter, and (ii) the required interest payments under the Notes during each such fiscal quarter.

     Default means all the events specified in Section 14 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

     Default Rate shall mean a default rate of interest determined in accordance with Section 4(e) hereof.

     Defaulting Lender is used herein as defined in Section 3(f) hereof.

     Effective Date means the date of this Agreement.

     Eligible  Assignee  means any of (i) a Lender or any Affiliate of a Lender;
(ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and
(vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of either Borrower or of Guarantor shall be an Eligible Assignee.

     Energen Stock means shares of common stock of Energen Corporation, an Alabama corporation, owned by either Borrower or any Subsidiary from time to time.

     Engineered Value is used herein as defined in Section 6 hereof.

     Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. ss.6901, et seq., the Clean Water Act, 33 U.S.C.A. ss.1251, et seq., the Clean Air Act, 42 U.S.C.A. ss.1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. ss.2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. ss.2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. ss. 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

     Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined), which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

     Environmental Lien means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or
(ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Event of Default is used herein as defined in Section 14 hereof.

     Federal Funds Effective Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of Dallas, Texas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     Financial Statements means balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

     GAAP means generally accepted accounting principles,  consistently applied.

     Guaranty means the unlimited Guaranty of Guarantor in the form of Exhibit "C" attached hereto.

     Interest Payment Date shall mean the last day of each calendar month in the case of Base Rate Loans and, in the case of LIBOR Loans, the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, at three (3) month intervals following the first day of such Interest Periods.

     Interest Period shall mean with respect to any LIBOR Loan (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two (2), three (3) or six (6) months (if, at the date of any such election, a six (6) month placement is available to the Agent) thereafter as selected by the Borrowers pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months (if, at the date of any such election, a six (6) month placement is available to the Agent) thereafter, as selected by the Borrowers pursuant to
Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

     Letters of Credit is used herein as defined in Section 2(d) hereof.

     LIBOR Base Rate shall mean the offered rate for the period equal to or greater than the Interest Period for U.S. dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time two (2) Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuter's for the purpose of displaying such rate. In the event such rate is not available on Reuter's, then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially independent source available to Agent or shall be calculated by Agent by substantially similar methodology as that theretofore used to determine such offered rate.

     LIBOR Loans means any loans during any period which bear interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

     LIBOR Margin means:

          (a) two and three-quarters percent (2.75%) per annum whenever the Borrowing Base Usage is equal to or greater than 75%; or

          (b) two and one-half percent (2.50%) per annum whenever the Borrowing Base Usage is equal to or greater than 50%, but less than 75%; or

          (c) two and one-quarter percent (2.25%) per annum whenever the Borrowing Base Usage is less than 50%.

     LIBOR Rate means, with respect to a LIBOR Loan for the relevant Interest Period, the higher of (A) four and one-half percent (4.50%), or (B) the sum of (i) the quotient of the LIBOR Base Rate applicable to such Interest Period, divided by one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100th of one percent if the rate is not such a multiple.

     Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

     Loan Documents means this Agreement, the Notes, the Guaranty in the form of Exhibit "C" hereto, the Security Instruments and all other documents executed by Borrowers, Guarantor or any of their Subsidiaries and delivered to the Agent or the Lenders in connection with the transactions described in this Agreement.

     Loans means the Revolving Loans.

     Majority Lenders means Lenders holding 66-2/3% or more of the Commitments or if one or more of the Commitments have been terminated, Lenders holding 66-2/3% of the outstanding Loans.

     Material Adverse Effect shall mean a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of either Borrower or Guarantor, (ii) the ability of either Borrower or Guarantor to carry out its businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of either Borrower or Guarantor to perform fully and on a timely basis its obligations under any of the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent or the Lenders thereunder.

     Maturity Date shall mean December 20, 2006.

     Maximum Rate means at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Notes. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or deceased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such Maximum Rate.

     Monthly Commitment Reduction is used herein as defined in Section 2(g).

     Notes means the Revolving Notes, substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of the Advances on the Commitment, together with all modifications, renewals and extensions thereof or any part thereof.

     Notice of Borrowing is used herein as defined in Section 2(c) hereof.

     Oil and Gas Properties means all oil, gas and mineral properties and interests and related personal properties, in which either Borrower or any Subsidiary owns an interest.

     Other Financing is used herein as defined in Section 15(l) hereof.

     Payor is used herein as defined in Section 3(h) hereof.

     Permitted Liens shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens to the extent the same do not reduce either Borrower's or Guarantor's net revenue interest in the Oil and Gas Properties to an interest below that represented to Agent and Lenders; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive either Borrower or Guarantor of any material right in respect of its assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which either Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of either Borrower's or Guarantor's assets or properties and that do not individually or in the aggregate cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, vendor's, laborer's warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by either Borrower or Guarantor in connection with the construction, maintenance, development, transportation, processing, storage or operation of either Borrower's or Guarantor's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which either Borrower or Guarantor, as applicable, has set aside on its books adequate reserves in accordance with
GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting either Borrower's or Guarantor's assets and properties which were in existence at the time either Borrower's or Guarantor's assets and properties were originally acquired by it and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of either Borrower's or Guarantor's assets and properties, considered in the aggregate;
(vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate either Borrower's or Guarantor's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments; (xii) to the extent permitted by the Control Agreement, Liens in favor of Salomon Smith Barney Inc., provided such Liens are junior and subordinate to the Liens under the Security Instruments; and (xiii) Liens existing at the date of this Agreement which are identified in Schedule "1" hereto.

     Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Plan means any plan subject to Title IV of ERISA and maintained by either Borrower, Guarantor or any Subsidiary, or any such plan to which either Borrower is required to contribute on behalf of its employees.

     Pro Rata or Pro Rata Part means for each Lender, (i) for all purposes where no Loan is outstanding, such Lender's Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Lender bears to the aggregate outstanding Loans owed to all Lenders at the time in question.

     Rate Management Transaction means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by either Borrower or any of their respective Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     Reimbursement Obligations shall mean at any time, the obligations of either or both Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

     Required Payment is used herein as defined in Section 3(h) hereof.

     Reserve Requirement means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     Revolving  Loan or Loans  means an Advance or  Advances  made  pursuant  to
Section 2(a) hereof.

     SSB  Account  means  the  securities   account  described  in  the  Control
Agreement.

     Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements and other collateral documents covering certain of the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all guaranties, all pledge agreements, all security agreements and all collateral assignments of notes and liens executed as security for the Loans, all such documents to be in form and substance reasonably satisfactory to Agent.

     Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by either Borrower or another Subsidiary.

     Total Outstandings means, at any time, the sum of (i) the total principal balance outstanding on the Revolving Loans, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the amount of all unpaid Reimbursement Obligations.

     Tranche means a set of LIBOR Loans made by the Lenders at the same time and for the same Interest Period.

     Unscheduled Redeterminations means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular redetermination of the Borrowing Base which are made (A) at the request of Borrowers (but only once each six (6) month period), or (B) at the reasonable request of Majority Lenders, or (C) at any time that Agent or Majority Lenders determine, in their sole discretion that either (i) there has been a material decrease in the value of the Collateral, or (ii) an event has occurred which could cause a Material Adverse Effect.

     2. Commitments of the Lenders.

          (a) Revolving Loans. On the terms and conditions hereinafter set forth, each Lender agrees severally to make Advances to Borrowers from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as Borrowers may request up to an amount not to exceed, in the aggregate principal amount advanced at any time, its Pro Rata Part of the Available Commitment. Subject to the terms of this Agreement, Borrowers may borrow, repay and reborrow at any time prior to the Maturity Date. The obligation of Borrowers hereunder shall be evidenced by this Agreement and the Notes issued in connection herewith, said Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Default or Event of Default has occurred and is continuing. Each Advance under the Commitment shall be an aggregate amount of at least $500,000 or any whole multiples of $100,000 in excess thereof. Irrespective of the face amount of the Note or Notes, the Lenders shall never have the obligation to Advance any amount or amounts in excess of the Commitment or to increase the Commitment.

          (b) Ratable Loans. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the total of all Commitments.

          (c) Procedure for Borrowing. Whenever Borrowers desire an Advance under the Commitment, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Midland, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Base Rate Loan, or (ii) three Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Base Rate Loans and/or LIBOR Loans and (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrowers pursuant to Section 4 hereof to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Lender thereof; provided, that if the Lenders have received at least one (1) day's notice of such Advance prior to funding of a Base Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Lender shall provide Agent at its office at 1004 N. Big Spring, Suite 121, Midland, Texas 79701, not later than 1:00 p.m., Midland, Texas time, on the Borrowing Date, in immediately available funds, its Pro Rata Part of the requested Advance, but the aggregate of all such fundings by each Lender shall never exceed such Lender's Commitment. Not later than 2:00 p.m., Midland, Texas time, on the Borrowing Date, Agent shall make available to the Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Lender shall incur any liability to the Borrowers in acting upon any Notice of Borrowing referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(c). Upon funding of Advances by Lenders and such funds being made available to Borrowers in accordance with this Agreement, pursuant to any such Notice, the Borrowers shall have effected Advances hereunder.


          (d) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of either Borrower issue standby Letters of Credit for the account of either Borrower (the "Letters of Credit") in such face amounts as either Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of One Million and No/100 Dollars ($1,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Commitment for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each Letter of Credit used for the account of either Borrower hereunder shall (i) be in favor of such beneficiaries as are specifically requested by such Borrower for purposes of securing such Borrower's obligations associated with its oil and gas operations and activities, or securing such Borrower's obligations in connection with Rate Management Transactions permitted under this Agreement, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Maturity Date, and (iii) contain such other terms and provisions as may be required by Agent. Each Lender (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Commitment Percentage of Agent's liability under such Letter of Credit. The Borrowers hereby, jointly and severally, unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not Borrowers intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(c) hereof. If Borrowers fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Lender of the demand and the failure of the Borrowers to reimburse the Agent, and each Lender shall reimburse the Agent for its Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrowers. All such amounts paid by Agent and/or reimbursed by the Lenders shall be treated as an Advance or Advances under the Commitment, which Advances shall be immediately due and payable and shall bear interest at the Maximum Rate.

          (e) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Lenders' commitments above in Section 2(d) shall be designated by either Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, the Borrower making such request shall execute and deliver to the Agent an application and agreement with respect to the Letter of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letter of Credit if (A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds One Million and No/100 Dollars ($1,000,000.00) or (B) the amount thereof when added to the Total Outstandings would exceed the Commitment. Borrowers, jointly and severally, agree to pay the Agent for the benefit of the Lenders commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) the LIBOR Margin then in effect per annum times the maximum face amount of the Letter of Credit (calculated on the basis of actual days elapsed or a year consisting of 360 days) or (ii) $500.00. In addition, Borrowers, jointly and severally, agree to pay to the Agent for its own account an additional commission of one-quarter of one percent (.25%) times the maximum face amount of such Letter of Credit for issuing each such Letter of Credit. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

          (f) Voluntary  Reduction of  Commitment.  Subject to the provisions of
     Section 5(e) hereof, Borrowers may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Commitment; provided, however, that (i) each reduction in the Commitment must be in the amount of $1,000,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Commitment as reduced pursuant to this
     Section 2(f).

          (g) Mandatory Commitment Reductions.

               (i) Sale of Assets. The Borrowing Base shall be reduced from time to time by the amount of any prepayment required by Section 12(r) hereof upon the sale of assets. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

               (ii) Monthly Commitment Reductions. The Commitment shall be reduced as of the last day of each month commencing August 31, 2003, by an amount determined by the Lenders pursuant to Section 7 hereof (the "Monthly Commitment Reduction"). Subject to Lenders' right to redetermine the Monthly Commitment Reduction pursuant to Section 7 hereof, the Monthly Commitment Reduction on August 31, 2003 and on the last day of each month thereafter, shall be in an amount equal to the amount of the Borrowing Base on the day immediately preceding the date of each such Monthly Commitment Reduction divided by the number of months then remaining prior to July 31, 2008. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Commitment then in effect, Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

          (h) Several Obligations. The obligations of the Lenders under the Commitment are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall be required to lend hereunder any amount in excess of its legal lending limit.

          (i) Type and Number of Advances. Any Advance on the Commitment may be a Base Rate Loan or a LIBOR Loan, or a combination thereof, as selected by the Borrower pursuant to Section 4 hereof. The total number of Tranches which may be outstanding at any time shall never exceed three (3).

     3. Notes Evidencing Loans. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

          (a) Form of Notes. The Revolving Loan shall be evidenced by a Note or Notes in the aggregate face amount of $100,000,000, and the Note or Notes shall be in the form of Exhibit "B" hereto with appropriate insertions. Notwithstanding the face amount of the Notes, the actual principal amount due from the Borrowers to Lenders on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loans. Irrespective of the face amount of the Notes, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment then in effect.

          (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding Note or Notes in the aggregate face amount of

     $100,000,000 payable to the order of Lenders. From time to time new Notes may be issued to other Lenders as such Lenders become parties to this Agreement. Upon request from Agent, Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Lender exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Lender's Commitments hereunder.

          (c) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

          (d) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

          (e) Payment of Principal. Principal of the Revolving Loans shall be due and payable to the Agent for the ratable benefit of the Lenders on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b) hereof.

          (f) Payment to Lenders. Each Lender's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Agent at the address provided to the Agent for such Lender for payments no later than 2:00 p.m., Midland, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Lender") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Midland, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Lender as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Lender.

          (g) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

          (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrowers (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or Borrowers are to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

     4. Interest Rates.

          (a) Options.

               (i) Base Rate Loans. On all Base Rate Loans Borrowers agree to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365 days, or if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in
          Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date applicable thereto. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

               (ii) LIBOR Loans. On all LIBOR Loans Borrowers agree to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date applicable thereto. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) Business Days' written notice prior to the making by the Lenders of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all
          maturing   LIBOR  Loans  to  Base  Rate  Loans.

          (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrowers and the Lenders of each rate of interest so determined and its determination thereof shall be conclusive absent error.

          (c) Conversion Option. Borrowers may elect from time to time (i) to convert all or any part of its LIBOR Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Midland, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of a LIBOR Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

          (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Notes equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

          (e) Interest Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Section 4, during the continuance of a Default or an Event of Default the Majority Lenders may, at their option, by notice from Agent to Borrowers (which notice may be revoked at the option of the Majority Lenders notwithstanding the provisions of Section 15 hereof, which requires all Lenders to consent to changes in interest rates) declare that no Advance may be made as, converted into, or continued as a LIBOR Loan. During the continuance of an Event of Default, the Majority Lenders, may, at their option, by notice from Agent to Borrowers (which notice may be revoked at the option of Majority Lenders notwithstanding the provisions of Section 15 hereof, which requires all Lenders to consent to changes in interest rates) declare that
     (i) each LIBOR Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus four percent (4%) per annum and (ii) each Base Rate Loan shall bear interest at the rate otherwise applicable to such Interest Period plus four percent (4%), provided that, during the continuance of an Event of Default under Section 14(f) or 14(g), the interest rate set forth in clauses (i) and (ii) above shall be applicable to all outstanding Loans without any election or action on the part of the Agent or any Lender.

     5. Special Provisions Relating to Loans.

          (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Lenders of funding a LIBOR Loan for such Interest Period, the Agent shall give notice of such determination to Borrowers and the Lenders, whereupon, until the Agent notifies Borrowers and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into a LIBOR Loan shall be suspended, and all Loans to Borrowers shall be Base Rate Loans during the period of suspension.

          (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Lender to make or continue to maintain or fund LIBOR Loans hereunder, then such Lender shall promptly notify Borrowers in writing and such Lender's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to such Lender, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

          (c) Increased Cost or Reduced Return.

               (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                    (A) shall  subject  such Lender to any tax,  duty,  or other charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any LIBOR Loan (other than franchise taxes and taxes imposed on or measured by the overall net income of such Lender);

                    (B) shall impose,  modify,  or deem  applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                    (C) shall  impose on such Lender or on the London  interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any LIBOR Loan or to reduce any sum received or receivable by such Lender under this Agreement or its Notes with respect to any LIBOR Loan, then Borrowers shall pay to such Lender on demand such amount or amounts as will reasonably compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrowers under this
          Section 5(c), Borrowers may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue LIBOR Loans, or to convert all or part of the Base Rate Loans owing to such Lender to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (ii) If, after the date hereof, any Lender shall have reasonably determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such reduction.

               (iii) Each Lender shall promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
          Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5(c) shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               (iv) Any Lender giving notice to Borrowers through the Agent pursuant to Section 5(c) shall give to Borrowers a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Lender therefor.

               (v) Within five (5) Business Days after receipt by Borrowers of any notice referred to in Section 5(c), Borrowers shall pay to the Agent for the account of the Lender issuing such notice such additional amounts as are required to compensate such Lender for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be.

          (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such LIBOR Loan and bearing an interest rate at the applicable interest rate for such Interest Period.

          (e) Breakage Fees. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

               (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

               (ii) any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

               (iii) any failure by Borrowers to borrow, continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(c) or 4(c) hereof; then Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     6. Collateral Security. To secure the performance by Borrowers of their obligations hereunder, and under the Notes, Security Instruments and Rate Management Transactions, whether now or hereafter incurred, matured or unmatured,  direct  or  contingent,  joint or  several,  or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefor, Borrowers shall herewith grant and assign to Agent for the ratable benefit of the Lenders a first and prior Lien on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory, as-extracted collateral and proceeds of the foregoing. The Oil and Gas Properties herewith mortgaged to the Agent by Borrowers shall represent not less than 80% of the Engineered Value (as hereinafter defined) of Borrowers' Oil and Gas Properties as of the Effective Date. In addition to the mortgaging of the Oil and Gas Properties, PLP shall grant and assign to Agent for the ratable benefit of Lenders a first and prior Lien on the SSB Account and all assets therein and on all shares of Energen Stock owned by PLP, PPC and Guarantor shall grant and assign to Agent for the ratable benefit of Lenders a first and prior Lien on all equity interests in PLP, PPC shall grant and assign to Agent for the ratable benefit of Lenders a first and prior Lien on all equity interests in Guarantor, and Guarantor shall provide Lenders with the Guaranty. Obligations arising from Rate Management Transactions between Borrowers and one or more of the Lenders or an Affiliate of any of the Lenders shall be secured by the Collateral on a pari passu basis with the indebtedness and obligations of Borrowers under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrowers and Guarantor herewith grant or hereafter grant to Agent for the ratable benefit of the Lenders a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     The granting and assigning of such security interests and Liens by Borrowers and Guarantor shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers shall have furnished to the Agent mortgage and title opinions and other title information reasonably satisfactory to Agent with respect to the title and Lien status of Borrowers' interests in not less than 80% of the Engineered Value of Borrowers' mortgaged Oil and Gas Properties. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent pursuant to Sections 7 and 12 hereof. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders' security interests and Liens in not less than 80% of the Engineered Value of the Oil and Gas Properties or in any of the other Collateral.

     7. Borrowing Base.

          (a) Initial Borrowing Base. At the Effective Date, the Borrowing Base shall be $50,000,000, with the initial Borrowing Base attributable to the Oil and Gas Properties being $43,000,000 and the initial Borrowing Base attributable to the Energen Stock and cash proceeds from the sale thereof being $7,000,000.

          (b) Subsequent Determinations and Redeterminations of Borrowing Base.

               (i) Semi-Annual Determinations and Unscheduled Redeterminations. Subsequent determinations of the Borrowing Base shall be made by the Lenders semi-annually on or about April 30 and October 31 of each year beginning April 30, 2003, or as Unscheduled Redeterminations. In connection with and as of, each such semi-annual determination or Unscheduled Redetermination of the Borrowing Base, Lenders shall also redetermine the Monthly Commitment Reduction. Agent shall by notice to Borrower no later than 45 days after its receipt of the engineering report required by Section 7(e) and all other information requested by Lenders (herein, together with the date of any similar notice by Agent pursuant to Section 7(b)(ii) below, called a "Determination Date"), notify Borrower of the designation by Lenders of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date.

               (ii) Monthly Determinations. In addition to the semi-annual determinations and Unscheduled Redeterminations of the Borrowing Base made in accordance with Section 7(b)(i) above or 7(c) below, so long as the value of any Energen Stock is included in the Borrowing Base, subsequent determinations of the Borrowing Base shall also be made by Agent monthly on or about the last day of each month beginning December 31, 2002. Such monthly determinations shall be made by Agent utilizing the Borrowing Base value attributable to the Oil and Gas Properties as of the then most recent Determination Date and adding to it the Borrowing Base value of the Energen Stock as determined by Agent pursuant to Section 7(e)(ii). Agent shall by notice to Borrowers within fifteen

          (15) days following the end of the month for which a monthly determination is made by the Agent under this Section 7(b)(ii) notify Borrowers of the designation by Agent of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. The Monthly Commitment Reductions will not be redetermined by the Agent as part of its monthly determinations of the Borrowing Base under this Section 7(b)(ii). Notwithstanding anything contained in this Agreement, the Borrowing Base shall not include any value attributable to the Energen Stock or any proceeds from the sale thereof from and after January 31, 2003.

               (c) Subsequent Unscheduled Redeterminations of Borrowing Base. Within thirty (30) days after either (i) receipt of notice from Agent that Lenders require an Unscheduled Redetermination, or (ii) Borrowers give notice to Agent of their desire to have an Unscheduled Redetermination performed, Borrowers shall furnish to Lenders an engineering report in form and substance satisfactory to Agent prepared  by  independent  petroleum  engineers  acceptable  to  Agent valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. If an Unscheduled Redetermination is made by Lenders, the Agent shall notify Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base and Monthly Commitment
          Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date.

               (d) Other Determinations of the Borrowing Base. If Borrowers do not furnish all such information, reports and data by any date specified in Section 7(c) or 7(e), unless such failure is of no fault of Borrowers, Lenders may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which Lenders in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until Lenders receive all such information, reports and data, whereupon Lenders shall designate a new Borrowing Base and Monthly Commitment Reduction as described above.

               (e) Evaluation Factors.

                    (i) Oil  and  Gas  Properties.  By  April  1 of  each  year, beginning April 1, 2003, Borrowers shall, at their own expense, furnish to Lenders an engineering report covering the Oil and Gas Properties in form and substance satisfactory to Agent and prepared by an independent petroleum engineering firm acceptable to Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. By October 1 of each year beginning October 1, 2003, Borrowers shall, at their own expense, furnish to Lenders an engineering report covering the Oil and Gas Properties, in form and substance satisfactory to Agent and prepared by Borrowers' in-house engineering staff, said engineering report to consist of an updated reserve report that takes into account major reserve and/or value changes that have occurred since the most recent engineering report prepared by the independent petroleum engineering firm as required above; provided, however, that to the extent material Oil and Gas Properties are acquired after the date of the most recent independent engineering report as required above, Borrowers shall also, at their own expense, furnish to Lenders on or before October 1 an independent engineering report meeting the requirements set forth above covering said newly acquired Oil and Gas Properties. Each Lender shall determine the amount of the Borrowing Base attributable to the Oil and Gas Properties and the Monthly Commitment Reduction based upon the loan collateral value which such Lender in its discretion (using such methodology, assumptions and discount rates as such Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrowers and their Affiliates) as such Lender customarily considers in evaluating similar oil and gas credits.

                    (ii) Energen Stock.  Agent shall determine the amount of the
               Borrowing Base attributable to the Energen Stock by taking the sum of (A) the cash included in the SSB Account from sales of Energen Stock at the time of determination, plus (B) an amount calculated by multiplying (x) fifty percent (50%) (or such other percentage as may be determined by Majority Lenders) of the average of the daily closing sales prices per share for the
               Energen Stock for the fifteen (15) consecutive trading days immediately preceding the last day of each month, by (y) the number of shares of Energen Stock pledged to Agent at the time of determination; provided however, the Borrowing Base value attributable to such cash proceeds and the Energen Stock by Agent shall never exceed $7,000,000, without the approval of all Lenders. The closing price for each day shall be the last reported sale price, regular way, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the New York Stock Exchange or other principal exchange or quotation system on which the Energen Stock is traded if the Energen Stock is not listed or admitted to trading on the New York Stock Exchange.

                    (f) Required  Percentage of Lenders.  Except as specifically provided in Section 7(b)(ii), the Borrowing Base determinations pursuant to Section 7(b)(ii) will be made by Agent without the approval of the other Lenders. All other determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly Commitment Reduction require the approval of all Lenders. If the Lenders cannot otherwise agree on the Borrowing Base attributable to the Oil and Gas Properties or the Monthly Commitment Reduction, each Lender shall submit in writing to the Agent its proposed Borrowing Base attributable to the Oil and Gas Properties and Monthly Commitment Reduction and the Borrowing Base attributable to the Oil and Gas Properties and the Monthly Commitment Reduction shall be set on the basis of the lowest Borrowing Base attributable to the Oil and Gas Properties and the highest Monthly Commitment Reduction proposed by any Lender.

                    (g) Automatic  Reductions of Borrowing  Base. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by an amount equal to the amount of prepayment required to be made pursuant to
               Section 12(r) hereof. If at any time any of the Energen Stock is sold and the proceeds from such sale are received by or on behalf of a Borrower or the Guarantor or become available for withdrawal from the SSB Account, the Borrowing Base then in effect shall automatically be reduced by an amount equal to the Borrowing Base value attributed to such proceeds or to such Energen Stock sold as of the then most recent Determination Date. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Section 12(t) hereof and as elsewhere provided herein. It is expressly understood that Agent and Lenders have no obligation to designate the Borrowing Base or the Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Commitment of otherwise.

     8. Fees.

          (a) Letter of Credit Fee. Borrowers shall pay to Agent the Letter of Credit fees required above in Section 2(e).

          (b) Borrowing Base Determination Fee. Borrowers shall pay to Agent for the ratable benefit of Lenders at the time Agent provides any notice required by Section 7(b)(i) and 7(c), an amount equal to three-eighths of one percent (.375%) of the amount of any increase in the Borrowing Base upon a scheduled semi-annual determination of the Borrowing Base or an Unscheduled Redetermination. The parties acknowledge and agree that such fee is intended as reasonable compensation to Lenders for their time, effort and expense in determining the Borrowing Base.

          (c) Unused Commitment Fee. Borrowers shall pay to Agent for the ratable benefit of the Lenders an unused commitment fee (the "Unused Commitment Fee") in an amount equal to one-quarter of one percent (.25%) times the daily average of the unadvanced amount of the Commitment (i.e., the Commitment minus the Total Outstandings). Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter beginning March 31, 2003, with the first payment being for the period from the Effective Date through March 31, 2003, and with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Commitment terminates on any date prior to the end of any such quarterly period, Borrowers shall pay to the Agent for the ratable benefit of the Lenders, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs. If a date for payment of the Unused Commitment Fee shall be other than a Business Day such payment shall be made on the next succeeding Business Day.

          (d) Agency and Arrangement Fee. Borrowers shall pay to Agent for its own account the fees described in the fee letter dated as of the Effective Date between Borrowers and Agent, at the times provided therein.

     9.   Prepayments.

          (a) Voluntary Prepayments. Subject to the provisions of Section 5(e) hereof, Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Business Days' notice to Agent in the case of LIBOR Loan Tranches and without notice in the case of Base Rate Loans and shall be in a minimum amount of (i) $500,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance of the Notes, whichever is less), for Base Rate Loans, plus accrued interest thereon, to the date of prepayment, and (ii) $1,000,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance of the Notes, whichever is less) for LIBOR Loans, plus accrued interest thereon to the date of prepayment.

          (b) Mandatory Collateral or Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Lenders pursuant to Section 7 hereof (a "Borrowing Base Deficiency"), Borrowers shall, within thirty (30) days after written notification  from the  Agent,  or  within  ten  (10)  days  after  written notification from Agent so long as Energen Stock is held by Agent as Collateral, as applicable, either (A) by instruments reasonably satisfactory in form and substance to the Lenders, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Lenders in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment, or (C) eliminate the Borrowing Base Deficiency through a combination of (A) and
     (B) above. If the Total Outstandings ever exceed the Commitment as a result of a Monthly Commitment Reduction or any other required reduction in the Commitment pursuant to Section 2(g) hereof, then in such event, Borrowers shall immediately prepay the principal amount of the Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

     10. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, Borrowers and Guarantor, jointly and severally, represent and warrant to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

          (a) Creation and Existence. PPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Texas and in all other jurisdictions wherein failure to qualify may result in a Material Adverse Effect. PLP is a limited partnership duly organized and validly existing under the laws of the State of Texas and is duly qualified in the State of Texas and in all other jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Nevada and in all other jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrowers and Guarantor have all power and authority (corporate or otherwise) to own their respective properties and assets and to transact the business in which they are engaged.

          (b) Power and Authority. Each Borrower is duly authorized and empowered to create and issue the Notes; and each Borrower and Guarantor is duly authorized and empowered to execute, deliver and perform its respective Loan Documents, including this Agreement; and all action (corporate or otherwise) on each Borrower's and Guarantor's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

          (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower and Guarantor, respectively, enforceable in accordance with its respective terms (except that enforcement may be subject to general principles of equity and any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

          (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of either Borrower's or Guarantor's knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantor is subject, or result in the creation or imposition of any Lien or other encumbrance upon any assets or properties of either Borrower or of Guarantor, other than those contemplated or permitted by this Agreement.

          (e) No Consent. The execution, delivery and performance by Borrowers of the Notes and the execution, delivery and performance by Borrowers and Guarantor of the other Loan Documents to which each is a party, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state or any political subdivision of the United States or any state thereof, which consent has not been obtained.

          (f) Financial Condition. The Financial Statements of PPC dated as of September 30, 2002, which have been delivered to Lenders by PPC are complete and correct in all material respects and fully and accurately reflect in all material respects the financial condition and results of operations of PPC as of such date and for the periods stated and no change in the condition, financial or otherwise, of PPC which is reasonably expected to have a Material Adverse Effect has occurred since September 30, 2002, except as disclosed to Lenders in Schedule "2" attached hereto.

          (g) Liabilities. Neither either Borrower nor Guarantor has any material liability, direct or contingent on the Effective Date, except as disclosed to the Lenders in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of either Borrower or Guarantor which is reasonably expected to have a Material Adverse Effect.

          (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Lenders in Schedule "4" attached hereto, on the Effective Date there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of either Borrower or Guarantor, threatened against or affecting either Borrower, Guarantor or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

          (i) Taxes; Governmental Charges. Each Borrower and Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          (j) Titles, Etc. Each Borrower and Guarantor has good and defensible title to all of its respective material assets, including without limitation, the Oil and Gas Properties and other Collateral, free and clear of all Liens or other encumbrances except Permitted Liens.

          (k) Defaults. Neither either Borrower nor Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which either Borrower or Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.

          (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of Borrowers and Guarantor delivered to Lenders, neither the business nor the assets or properties of Borrowers or Guarantor has been affected (to the extent it is reasonably expected to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m) Use of Proceeds; Margin Stock. The proceeds of the Commitment may be used by Borrowers for the purposes of (i) refinancing either Borrower's existing indebtedness with Lenders, (ii) the acquisition, exploration and development of oil and gas properties, and (iii) working capital in Borrower's oil and gas business. Neither either Borrower nor Guarantor is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System.

          Neither either Borrower nor Guarantor, nor any person or entity acting on behalf of either Borrower or Guarantor, has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n) Location of Business and Offices. The principal place of business and chief executive offices of each Borrower and Guarantor are located at the addresses as stated in Section 17 hereof.

          (o)  Compliance  with the  Law.  To the  best of each  Borrower's  and
     Guarantor's   knowledge,   neither  either  Borrower,   Guarantor  nor  any
     Subsidiary:

               (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which either Borrower, Guarantor, or any Subsidiary, or any of its respective assets or properties are subject; or

               (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its respective assets or properties or the conduct of its respective business.

               (p) No Material Misstatements. No information, exhibit or report furnished by either Borrower or Guarantor to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (q) Not A Utility. Neither either Borrower nor Guarantor is a utility as a result of being engaged in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

               (r) ERISA. Each Borrower, Guarantor and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of either Borrower, Guarantor or any Subsidiary.

               (s) Public Utility Holding Company Act. Neither either Borrower nor Guarantor is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (t) Subsidiaries. PPC has no Subsidiaries other than Guarantor and PLP. PLP has no Subsidiaries. PPC and Guarantor collectively own 100% of the partnership interests of PLP and PPC owns 100% of the membership interests of Guarantor.

               (u) Environmental Matters. As of the Effective Date neither either Borrower nor Guarantor (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which either Borrower or Guarantor is or may be liable which would reasonably be expected to result in a Material Adverse Effect.

               (v) Liens.  Except (i) as  disclosed  on Schedule  "1" hereto and
          (ii) for Permitted Liens, the assets and properties of each Borrower and Guarantor are free and clear of all Liens and encumbrances.

               (w) Investment Company Act. Neither either Borrower nor Guarantor is an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (x) General. As of the Effective Date, there are no significant material facts or conditions relating to the Loans, the Loan Documents, any of the Collateral, or the financial condition or business of either Borrower or Guarantor that could, collectively or individually, have a Material Adverse Effect and that have not been related, in writing, to Lenders as an attachment to this Agreement; and all writings heretofore or hereafter exhibited or delivered to Lenders by or on behalf of either Borrower or Guarantor are and will be genuine and in all material respects what they purport and appear to be.

     11. Conditions of Lending.

          (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Commitment shall be subject to satisfaction of the following conditions precedent:

               (i) Borrowers' Execution and Delivery. Borrowers shall have executed and delivered this Agreement, the Notes and all other required Loan Documents, all in form and substance satisfactory to the Agent;

               (ii) Guarantor's Execution and Delivery. Guarantor shall have executed and delivered this Agreement, its Guaranty in the form of Exhibit "C" and all other required Loan Documents, all in form and substance satisfactory to the Agent;

               (iii) Legal Opinions. The Agent shall have received from Borrowers' and Guarantor's legal counsel one or more favorable legal opinions in form and substance satisfactory to the Agent as to (1) the matters set forth in subsections 10(a), (b), (c), (d), (e) and (h) hereof, and (2) as to such other matters as Agent or its counsel may reasonably request;

               (iv) Resolutions. The Agent shall have received (1) a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of PPC authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, the borrowings contemplated hereunder and, to the extent applicable, the pledge of Collateral, certified by the secretary or an assistant secretary of Borrower as of the Effective Date, which certificate shall be in form and substance satisfactory to Agent and Agent's counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, (2) a copy of the resolutions, in form and substance satisfactory to Agent duly adopted by the respective partners of PLP authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, the borrowings contemplated hereunder and, to the extent applicable, the pledge of Collateral, certified by its general partner, which certificate shall be in form and substance satisfactory to Agent and Agent's counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, and (3) resolutions, in form and substance satisfactory to Agent, of the members of Guarantor authorizing the execution, delivery and performance of this Agreement, its Guaranty and the other Loan Documents to which it is a party and, to the extent applicable, the pledge of Collateral, certified by its secretary or assistant secretary as of the Effective Date, which certificate shall be in form and substance satisfactory to Agent and Agent's counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

               (v) Good Standing. The Agent shall have received evidence of existence and good standing for PPC and Guarantor and evidence of existence for PLP;

               (vi) Incumbency. The Agent shall have received a signed certificate of each Borrower and Guarantor, certifying the names of the officers of each Borrower and Guarantor authorized to sign loan documents on behalf of each Borrower and Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of either Borrower or Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

               (vii) Environmental Review. The Agent shall have received satisfactory evidence that Borrowers have completed an environmental review of their respective material Oil and Gas Properties or other environmental assurances satisfactory to Agent;

               (viii) Organizational Documents. The Agent shall have received copies of Certificates of Incorporation, Organization, Formation or Limited Partnership, as applicable, for each Borrower and Guarantor together with all amendments thereto, appropriately certified by governmental authority in the jurisdiction of organization of each Borrower and Guarantor, as applicable, and a copy of the Bylaws,
          Limited Liability Company Agreement or Agreement of Limited Partnership, as applicable, of each Borrower and Guarantor, and all amendments thereto, certified by one or more officers or owners of each Borrower or Guarantor, as the case may be, as being true, correct and complete;

               (ix) Payment of Fees. Agent shall have received any fees and expenses required to be received by it on the Effective Date pursuant to the Loan Documents and the fee letter dated as of the Effective Date, between Borrowers and Agent;

               (x) Representation and Warranties. The representations and warranties of Borrowers and Guarantor under this Agreement shall be true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (xi) Security Instruments. Agent shall have received Security Instruments in form and substance satisfactory to Agent covering the Collateral as required by Section 6 hereof;

               (xii) Title Opinions or Information. Agent shall have received from Borrower title opinions or title information covering such part of the Oil and Gas Properties as may be selected by Agent, such opinions or other title information to be in content, form and substance satisfactory to Agent;

               (xiii) Engineering Review. Agent shall have received a copy of an engineering report prepared by an independent engineering firm acceptable to Agent in its sole discretion covering such part of the Oil and Gas Properties as may be selected by Agent, said report to be in form and substance satisfactory to Agent;

               (xiv) Absence of Certain Proceedings. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which relates to this Agreement or the transactions contemplated hereby;

               (xv)   Certificates   of  Insurance.   Borrowers   shall  deliver
          certificates of insurance acceptable to Agent evidencing the existence and extent of their insurance coverage;

               (xvi) Closing of Acquisition. The Agent shall have received satisfactory evidence that the Acquisition has closed or is closing simultaneously with the closing of this Agreement on terms satisfactory to Agent, including, without limitation, free and clear of all Liens, other than Permitted Liens;

               (xvii) Commodity Hedges. The Borrowers shall have placed with counterparties acceptable to the Agent non-speculative crude oil price hedges for the periods described below which have the economic effect of assuring the receipt by Borrowers of a price of not less than $21.00 per barrel (NYMEX), net to the Borrowers, and with other terms approved by Agent, covering
          (x) at least seventy-five percent (75%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties for the nine months ending December 31, 2003, (y) at least sixty percent (60%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties during the 2004 calendar year, and (z) at least fifty percent (50%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties during the 2005 calendar year;

               (xviii) No Event of Default. No Default or Event of Default shall have occurred and be continuing;

               (xix)  Other  Documents.  Agent  shall have  received  such other instruments and documents incidental and appropriate to the transactions provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (xx) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers and Guarantor.

          (b) The obligation of the Lenders to make any Advance or issue any Letter of Credit under the Commitment (other than the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

               (i) Representation and Warranties. The representations and warranties of Borrowers and Guarantor under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date);

               (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing; and

               (iii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for Agent retained at the expense of Borrowers and Guarantor.

Each Notice of Borrowing shall constitute a representation and warranty by Borrowers that the conditions contained in Sections 11(b)(i) and (ii) have been satisfied.

     12. Affirmative Covenants. A deviation from the provisions of this Section 12 shall not constitute a Default or an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. Borrowers and Guarantor will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitments are in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

          (a) Financial Statements and Reports. Borrowers and Guarantor shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrowers and Guarantor, as the Agent may reasonably request, and will furnish to the Agent:

               (i) Annual Audited Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of PPC, the annual audited consolidated Financial Statements of PPC, prepared in accordance with GAAP accompanied by an unqualified opinion on such consolidated statements rendered by KPMG LLP or another independent accounting firm reasonably acceptable to the Agent;

               (ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of PPC, the quarterly unaudited consolidated Financial Statements of PPC prepared in accordance with GAAP;

               (iii) Report on Properties. As soon as available and in any event on or before April 1, 2003, and thereafter on or before April 1 and October 1 of each calendar year, and at such other times as any Lender, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

               (iv) Quarterly Production Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrowers, a quarterly production report, in form and substance satisfactory to the Agent, indicating the sales volumes, sales revenues, production taxes, operating expenses and net operating income from the Oil and Gas Properties, with detailed, calculations and worksheets, all in form and substance reasonably satisfactory to the Agent;

               (v) SEC Reports. As soon as available, and in any event within five (5) days of filing, copies of all filings by PPC with the Securities and Exchange Commission;

               (vi) Energen Stock Sales. Immediately upon receipt of all confirmation statements evidencing the sale by either Borrower or any Subsidiary of any Energen Stock, a copy of all confirmation statements evidencing such sale.

               (vii) Employee Agreements. As soon as available, and in any event within five (5) days after amending or modifying any of the Employee Agreements described on Schedule 5 attached hereto, amending or modifying any agreements of a similar nature to said Employee Agreements or executing any additional agreements similar to said Employee Agreements, copies of all such amendments, modifications or additional agreements.

               (viii) Additional Information. Promptly upon request of the Agent from time to time any additional financial or other information that the Agent may reasonably request.

All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrowers will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President, Chief Financial Officer or other authorized representative of Borrowers, (i) stating that Borrowers and
     Guarantor  have  fulfilled  in  all  material   respects  their  respective
     obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower and Guarantor in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b), (c) and (d); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 12(a)(i) hereof, Borrowers will furnish a statement from the firm of independent public accountants which prepared such Financial Statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating PPC's compliance with Sections 13(b), (c) and (d) of this Agreement.

          (d) Taxes and Other Liens. Each Borrower and Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or any of its assets or property, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of its assets or property and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that neither either Borrower nor Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if it shall have set up adequate reserves therefor, if required, under GAAP.

          (e) Compliance with Laws. Each Borrower and each Guarantor will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (f) Further Assurances. Borrowers will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and each Borrower and Guarantor will cure promptly any defects in the execution and delivery of the other Loan Documents, including this Agreement, to which it is a party. Each Borrower and Guarantor at its sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or the other Loan Documents or more fully to state the obligations set out herein.

          (g) Performance of Obligations. Borrowers will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and each Borrower and Guarantor will do and perform every act and discharge all of the obligations provided to be performed and discharged by it under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h) Insurance. Each Borrower now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets and the assets of its Subsidiaries against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, each Borrower will furnish or cause to be furnished to the Agent from time to time a summary of its insurance coverage in form and substance reasonably satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen
     (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. PPC will at all times maintain adequate insurance with respect to all of its assets and the assets of its Subsidiaries, including but not limited to, the Oil and Gas Properties or any Collateral against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damages caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), workers compensation, automobile liability and environmental liability. PPC shall at all times maintain adequate insurance with respect to all of its and its Subsidiaries other assets and wells in accordance with prudent business practices.

          (i) Accounts and Records. Each Borrower and Guarantor will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrowers' auditors or with which Borrowers' auditors concur.

          (j) Right of Inspection. Each Borrower and Guarantor will permit any officer, employee or agent of the Lenders to examine each Borrower's and Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Lenders may reasonably request. The Lenders will use best
     efforts  to  keep  all   Confidential

     Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Lenders', and the Lenders' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Lenders' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about Borrowers or Guarantor furnished by either Borrower or Guarantor to the Lenders, but does not include information (i) which was publicly known, or otherwise known to the Lenders, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Lenders, or (iii) which otherwise becomes known to the Lenders, other than through disclosure by either Borrower or Guarantor.

          (k) Notice of Certain Events. Each Borrower and Guarantor shall promptly notify the Agent if it learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting either Borrower or Guarantor or any of the assets or properties of either Borrower or Guarantor which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; (iii) any dispute between either Borrower or Guarantor and any governmental or regulatory body or any other Person or entity which, if adversely determined, would reasonably be expected to cause a Material Adverse Effect; (iv) any other matter which in either Borrower's or Guarantor's reasonable opinion could have a Material Adverse Effect.

          (l) ERISA Information and Compliance. Each Borrower and Guarantor will promptly furnish to the Agent upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or chief financial officer of each Borrower specifying the nature thereof, what action such party is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m) Environmental Reports and Notices. Borrowers will deliver to the Agent (i) promptly upon its becoming available, one copy of each report (other than routine informational filings) sent by either Borrower or Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon either Borrower's or Guarantor's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect;
     (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably would be expected to have a Material Adverse Effect or which release either Borrower or Guarantor would have a duty to report to any court or government agency or instrumentality, or
     (iii) the existence of any Environmental Lien on any properties or assets of either Borrower or Guarantor, and Borrowers shall promptly deliver a copy of any such notice to Agent.

          (n) Compliance and Maintenance. Each Borrower and Guarantor will (i) observe and comply in all material respects with all Environmental Laws;
     (ii) except as provided in Subsections 12(p) and 12(q) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by either Borrower or Guarantor under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence reasonably satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except Permitted Liens.

          (o) Operation of Properties. Except as provided in Subsections 12(p) and (q) below, Borrowers will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that Borrowers shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (p) Compliance with Leases and Other Instruments. Borrowers will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by either Borrower (or required to keep unimpaired in all material respects the rights of either Borrower in the Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrowers by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrowers or any of the Oil and Gas Properties and do all other things necessary of Borrowers to keep unimpaired in all material respects the rights of Borrowers thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require either Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent either Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrowers exercised in good faith, it is not in the best interest of Borrowers to perpetuate the same.

          (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas

     Properties which are being operated by operators other than the Borrowers, Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(n) or 12(o) hereof which are performable only by such operators and are beyond the control of Borrowers; however, Borrowers agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

          (r) Sale of Certain Assets/Prepayment of Proceeds. Borrowers will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Commitments, an amount equal to 100% of the net proceeds received by either Borrower from the sale of the Oil and Gas Properties, which sale has been approved in advance by the Lenders. Borrowers and/or Guarantor will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Commitments, an amount equal to 100% of the net proceeds received by any of them from the sale of any Energen Stock. Any such prepayment of principal on the Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof.

          (s) Title Matters. Within sixty (60) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "6" hereto, Borrowers shall furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than sixty (60) days following such mortgaging), furnish, if requested, Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to Permitted Liens.

          (t) Curative Matters. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "7" and, thereafter, within sixty (60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrowers shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrowers elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If the Borrowers fail to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Lenders to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

          (u) Change of Principal Place of Business. Each Borrower and Guarantor shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

          (v) Additional Collateral. Borrowers agree to regularly monitor engineering data covering all producing oil and gas properties and interests owned or acquired by either Borrower on or after the date hereof and to mortgage or cause to be mortgaged such of the same to Agent for the ratable benefit of the Lenders in substantially the form of the Security Instruments, as applicable, to the extent that the Lenders shall at all times during the existence of the Commitment be secured by perfected Liens and security interests covering not less than eighty percent (80%) of the Engineered Value of all producing Oil and Gas Properties of Borrowers. In addition, the Borrowers agree that in connection with the mortgaging of such additional oil and gas properties, they shall within a reasonable time thereafter, deliver or cause to be delivered to the Agent such mortgage and title opinions and other title information with respect to the title and Lien status of such oil and gas properties as may be necessary to maintain at all times a level of such title opinions and title information of not less than eighty percent (80%) of the Engineered Value of all Oil and Gas Properties mortgaged to the Agent for the ratable benefit of the Lenders.

          (w) Crude Oil Hedging. Commencing on April 1, 2003, Borrowers shall maintain with counterparties acceptable to the Agent non-speculative crude oil price hedges for rolling twenty-four (24) month periods, but not to extend beyond the Maturity Date unless Borrowers otherwise elect, and with prices and other terms as shall be approved in advance by Agent covering (i) at least seventy-five percent (75%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties for the nine months ending December 31, 2003, (ii) at least sixty percent (60%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties during the 2004 calendar year, and (iii) at least fifty percent (50%) of Borrowers' estimated monthly crude oil production from Borrowers' proved producing Oil and Gas Properties during the 2005 calendar year and thereafter until the Maturity Date.

     13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. Each Borrower and Guarantor, as applicable, will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

          (a) Negative Pledge. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to:

               (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its respective assets or properties except Permitted Liens; or

               (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its respective assets except for (A) sales of extracted petroleum hydrocarbons made in the ordinary course of either Borrower's oil and gas business, (B) to the extent not otherwise forbidden under the Security Instruments, equipment that is worthless or obsolete or which is replaced by equipment of equal suitability in value, and interests in oil and gas leases, or portions thereof, so long as no well situated on any such lease or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of production oil, gas or other hydrocarbons or minerals in commercial quantities, and (C) sales of the Energen Stock, provided that such stock is sold at its fair market value and in compliance with any restrictions thereon, and that the net proceeds received from any such sale are immediately paid to Agent as required by Section 12(r) hereof.

          (b) Current Ratio. PPC shall not allow its Current Ratio to be less than 1.0 to 1.0 as of the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2002.

          (c) Debt Service Coverage Ratio. PPC will not allow its Debt Service Coverage Ratio to be less than 1.1 to 1.0 as of the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2002.

          (d) Adjusted Consolidated Net Worth. At all times during the term hereof, PPC's Adjusted Consolidated Net Worth shall not be less than (a) $40,000,000, plus (b) seventy-five percent (75%) of the net proceeds from any equity securities issued by the PPC on or after the date of this Agreement, plus (c) fifty percent (50%) of PPC's Consolidated Net Income for each fiscal quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis, for the period beginning July 1, 2002, and ending on the last day of the most recent fiscal quarter as of the time in question. For purposes of calculating PPC's Adjusted Consolidated Net Worth in connection with this Section 13(d), there shall be excluded from Consolidated Net Income (to the extent otherwise included therein as may be required by GAAP) the cumulative effect of a change in accounting principles and the after-tax net effect of any non-recurring non-cash charges, including, without limitation, any charges under Financial Accounting Standard Board Statement No. 144, as amended, supplemented or modified from time to time.

          (e) Consolidations and Mergers. Neither either Borrower, Guarantor nor any Subsidiary will form any new Subsidiary or consolidate or merge with or into any other Person, except that any Subsidiary may consolidate or merge with or into either Borrower if such Borrower is the surviving entity in such consolidation or merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (f) Debts, Guaranties and Other Obligations. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, incur, create, assume or in any manner become or be liable in respect of any indebtedness, or guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes and any renewal or increase thereof, or other indebtedness heretofore disclosed to Lenders in the Borrowers' or Guarantor's Financial Statements or on Schedule "4" hereto; or

               (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

               (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business which is not more than 60 days past due, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

               (iv) obligations under Rate Management Transactions permitted pursuant to Section 13(l) hereof; or

               (v) other indebtedness not exceeding $250,000 in the aggregate for Borrowers, Guarantor and Subsidiaries outstanding at any time; or

               (vi) any renewals or extensions of (but, other than in the case of the Notes, not increases in) any of the foregoing.

          (g) Dividend and Distributions. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, declare, pay or make any loans, advances, dividends or distributions of any kind to its stockholders or other equity owners, or make any other distribution on account of, or purchase, acquire or redeem or retire any stock or other security issued by it except that (i) PPC may pay cash dividends on its outstanding shares of 6% Convertible Preferred Stock in accordance with the provisions of PPC's Certificate of Designations, Preferences and Rights of Serial Preferred Stock - 6% Convertible Preferred Stock dated October 19, 1998, provided that no Default or Event of Default exists at the time of declaration or payment of such dividends and the payment of such dividends would not cause a Default or Event of Default,
     (ii) either Borrower's Subsidiaries may declare, pay or make dividends or distributions to such Borrower, and (iii) PLP may make distributions to Guarantor, provided that Guarantor immediately redistributes such distributions to PPC.

          (h) Loans and Advances. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or in any Person, except that the foregoing restriction shall not apply to:

               (i) loans or advances to any Person, the material details of which have been set forth in the Financial Statements of the Borrowers and the Guarantor heretofore furnished to Lenders; or

               (ii) advances made in the ordinary course of either Borrower's or Guarantor's oil and gas business; or

               (iii) other loans or advances to any third party or Affiliate (other than a Borrower) not in excess of $100,000 in the aggregate outstanding; or

               (iv) loans or advances to either Borrower.

          (i) Receivables and Payables. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, discount or sell with recourse, or sell for less than the market value thereof, any of its notes receivable or accounts receivable.

          (j) Nature of Business. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, permit any material change to be made in the character of its businesses as carried on at the date hereof.

          (k) Transactions with Affiliates. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than could be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (l) Rate Management Transactions. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, enter into any Rate Management Transactions, except the foregoing prohibitions shall not apply to (x) transactions required by this Agreement or consented to in writing by the Majority Lenders, in each case which are on terms acceptable to the Majority Lenders, or (y) transactions designed to hedge, provide a floor price for, or swap crude oil or natural gas, provided that (i) the same do not cover more than seventy-five percent (75%) of Borrowers' estimated production from proved producing reserves existing as of the date of the execution thereof based upon the then most current reserve evaluation required pursuant to Section 12(a)(iii) above, (ii) the same do not contain terms or provisions which could require margin calls, (iii) the counterparty to any such transaction has a minimum rating of "A-1" by Standard & Poors' Corporation or "A-3" by Moody's Investors Service, Inc.,
     (iv) the same are for a term of twenty-four (24) months or less, and (v) the same include provisions for payment to Borrowers upon the occurrence of specified price indexes of a price per unit of measurement equal to or greater than that under the Agent's then current pricing policies.

          (m) Investments. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, make any investments in any Person or entity, except such restriction shall not apply to:

               (i) investments with maturities of not more than 180 days in direct obligations of the United States of America or any agency thereof; or

               (ii)  investments in  certificates of deposit issued by a Lender;
          or

               (iii) PLP's existing investments in the Energen Stock, in First Permian GP, L.L.C. and in First Permian, L.P.; or

               (iv) other investments not to exceed $500,000 in the aggregate for Borrowers, Guarantor and Subsidiaries during any fiscal year, when aggregated with loans and advances allowed pursuant to Section 13(h)(iii); or

               (v) investments in Subsidiaries to the extent of such investments as of the Effective Date.

          (n) Amendment to Organizational Documents. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, permit any material amendment to, or any material alteration of, its Articles or Certificate of Incorporation, Articles or Certificate of Organization, Agreement or Certificate of Limited Partnership, Certificate of Formation, Bylaws, Limited Liability Company Agreement or other governing documents, as applicable.

          (o) ERISA Compliance. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, permit any plan subject to ERISA maintained by it to (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended; (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or (iii) terminate in a manner which could result in the imposition of a lien on its property pursuant to Section 4068 of ERISA.

          (p) Accounting Method and Fiscal Year. Neither either Borrower nor Guarantor will, and will not permit any Subsidiary to, make any change in its present accounting method unless such changes are required for conformity with GAAP.

          (q) Employee Agreements. PPC will not make any payments pursuant to the terms of the Employee Agreements described on Schedule 5 attached hereto or pursuant to the terms of any additional agreements of a similar nature hereafter executed by PPC, if a Default or Event of Default exists at the time of any such payment or such payment would cause or result in a Default or Event of Default under this Agreement.

          (r) Issuance of Equity Interests. Neither PLP nor Guarantor will issue or sell to any Person (other than PPC) any equity interest in it, or any option, warrant or other right to acquire any such equity interest.

     14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes or any fee or any other indebtedness of Borrowers incurred pursuant to this Agreement or any of the other Loan Documents; or

          (b) Any representation or warranty made by either Borrower or Guarantor under this Agreement, or in any certificate or statement furnished or made to the Lenders pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including Financial Statements), certificate, report or other data furnished or to be furnished or made by either Borrower or Guarantor under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of either Borrower or Guarantor contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after written notice from Agent is received by Borrowers; or

          (d) Default shall be made in the due observance or performance of the covenants of either Borrower or Guarantor contained in Section 13 of this Agreement; or

          (e) Default shall be made in respect of any obligation for borrowed money other than the Notes, for which either Borrower, Guarantor or any Subsidiary is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other consensual security interest with respect thereto, on any asset or property of either Borrower, Guarantor or any Subsidiary or in respect of any agreement relating to any such obligations, unless the aggregate amount of such obligations in respect of which such default shall have occurred is less than $250,000; or

          (f) Either Borrower, Guarantor or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (g) An involuntary case or other proceeding, shall be commenced against either Borrower, Guarantor or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against either Borrower, Guarantor or any Subsidiary under the federal bankruptcy laws as now or hereinafter in effect; or

          (h) A final judgment or order for the payment of money in excess of $250,000 (or judgments or orders aggregating in excess of $250,000) shall be rendered against either Borrower, Guarantor or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Notes, and Borrowers shall fail to comply with the provisions of Section 9(b) hereof; or

          (j) An event of default (as defined therein) shall occur under any agreement entered into in connection with any Rate Management Transaction; or

          (k) A Change of Management shall occur; or

          (l) Any Lien for failure to pay income, payroll, FICA or similar taxes shall be filed by the U. S. Government or any agent or instrumentality thereof against either Borrower, Guarantor or any Subsidiary, or any of their respective assets; or

          (m) Any of the Loan Documents shall cease, for any reason, to be in full force and effect, or either Borrower or Guarantor shall so assert.

     Upon occurrence of any Event of Default  specified in Subsections 14(f) and
(g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrowers hereunder, shall become automatically and immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers and Guarantor. Upon the occurrence of any other Event of Default, the Agent, upon request of Majority Lenders, shall by written notice to the Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers and Guarantor hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding.

     Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrowers or the Guarantor (any such notice being expressly waived by the Borrowers and the Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of either Borrower or Guarantor against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by the Borrowers pursuant to this Agreement and the Notes. The Lenders agree promptly to notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

     15. The Agent and the Lenders.

          (a) Appointment and Authorization. Each Lender hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents;
     (ii) to  arrange  the means  whereby  the funds of  Lenders  are to be made available to the Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents);
     (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to promptly distribute to each Lender all material information, requests, documents and items received from the Borrowers or Guarantor under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its Commitment hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Lender. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers or Guarantor, and any Person which may do business with the Borrowers or Guarantor, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Lenders; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrowers or Guarantor arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers and Guarantor arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its Pro Rata Part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of the Borrowers and Guarantor to such Lender as of the time of such request.

          (b) Note Holders. From time to time as other Lenders become a party to this Agreement, Agent shall obtain execution by Borrowers of additional Notes in amounts representing the Commitments of each such new Lender, up to an aggregate face amount of all Notes not exceeding $100,000,000. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in
     Section 2 hereof. From time to time, Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitments of the Lenders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

          (c) Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. LENDERS ACKNOWLEDGE THAT COTTON, BLEDSOE, TIGHE & DAWSON IS COUNSEL FOR FIRST AMERICAN, BOTH AS AGENT AND AS A LENDER, AND THAT SUCH FIRM DOES NOT REPRESENT ANY OF THE OTHER LENDERS IN CONNECTION WITH THIS TRANSACTION.

          (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

          (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and Borrowers, and Agent may be removed at any time with or without cause by all Lenders (excluding the Agent). If no successor Agent has been so appointed by Majority Lenders (and approved by the Borrowers) and has accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Lender pursuant to Section 29 hereof.

          (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender or the Borrowers that such Lender or the Borrowers consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable. The Syndication Agent shall have no responsibilities as an agent hereunder.

          Agent shall not be responsible to Lenders for any of the Borrowers' or Guarantor's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure by the Borrowers or Guarantor to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers or any of their beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

          Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided herein and in
     Section 7(b)(ii) hereof, without the consent of all Lenders designate the amount of the Borrowing Base or the Monthly Commitment Reduction or (ii) without the consent of Majority Lenders, take any other action with regard to amending the

     Loan Documents, waiving any default under the Loan Documents, releasing or substituting any Collateral (except as permitted in Section 15(q) hereof) or taking any other action with respect to the Loan Documents. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Lenders which: (a) would increase the Borrowing Base or decrease the Monthly Commitment Reduction, (b) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Note or Notes, (c) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Note or Notes, (d) would increase the aggregate Commitments or any Lender's individual Commitment hereunder or would materially alter Agent's obligations to any Lender hereunder, (e) would release Borrowers from their obligation to pay any Lender's Note or Notes, (f) would change the definition of Majority Lenders, (g) would extend the Maturity Date or (h) would amend this sentence or the previous sentence. Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Lenders.

          (g) Independent Investigation. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers and Guarantor in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrowers and Guarantor while the Notes are outstanding or its Commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers and Guarantor of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers and Guarantor. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers and Guarantor which may come into the possession of Agent.

          (h) Indemnification. Lenders agree to indemnify Agent and the Syndication Agent ("Indemnified Agents") ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by any Indemnified Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Indemnified Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by any such Indemnified Agent for any amount such Lender paid to any such Indemnified Agent under this Section 15(h) to the extent such Indemnified Agent has been reimbursed for such payments by Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE INDEMNIFIED AGENTS FROM THE CONSEQUENCES OF ANY LIABILITY, INCLUDING STRICT LIABILITY, IMPOSED OR THREATENED TO BE IMPOSED ON ANY INDEMNFIED AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

          (i) Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent, Syndication Agent and the Lenders and are not for the benefit of, or to be relied upon by, the Borrower, any Affiliate of the Borrowers or any other Person.

          (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrowers and each collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, that are payable by the Borrowers, shall be made Pro Rata; provided, however, in the event that any Defaulting Lender shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

          (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Lenders hereunder that the Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that the Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

          (l) Other Financings. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with either Borrowers or Guarantor (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of either Borrower or Guarantor which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of either Borrower or Guarantor arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

          (m) Interests of Lenders. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Agent, Lenders, Borrowers and Guarantor recognize that the respective obligations of Lenders under the Commitments shall be several and not joint and that neither Agent nor any of Lenders shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Commitments on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

          (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Lenders, Agent may invest such funds pending distribution (at the risk of the Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by the Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

          (o) Delegation to Affiliates. The Borrowers, Guarantor and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which perform duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under this Section 15 and Section 19.

          (p) Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver the Security Instruments and all related financing statements and other financing statements, agreements, documents or instruments that shall be necessary or appropriate to effect the purposes of the Security Instruments.

          (q) Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers and Guarantor on their behalf any agreements, documents, or instruments as shall be necessary or appropriate to reflect any releases of Collateral which shall be permitted by the terms hereof (including, without limitation, the release of Collateral that Borrowers or Guarantor are permitted to sell pursuant to
     Section 13(a)(ii) hereof) or of any other Loan Document or which shall otherwise have been approved by the requisite Lenders pursuant to this
     Section 15.

          (r) Internal Revenue Service Forms. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or W-8 IMY or W-8 EXP or such other form as may be applicable and allowable under the Internal Revenue Code and the regulations thereunder (collectively, a "Withholding Form"), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Withholding Form further undertakes to deliver to the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Withholding Forms inapplicable or which would prevent such Lender from duly completing and delivering any such Withholding Form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (s) Syndication Agent. The Lender identified in this Agreement as the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent as it makes with respect to the Agent in Section 15(f).

     16. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Lenders hereunder shall be in addition to all other rights provided by law.

     17. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents or instruments referred to herein must be given in writing (which may be by bank wire, telecopy or similar writing) and shall be given to the party to whom such notice or communication is directed at the address or telecopy number of such party as follows:

                  (a) BORROWERS:

                           1004 North Big Spring, Suite 400
                           Midland, Texas 79701
                           Facsimile (915) 684-3905
                           Attention:  Larry C. Oldham, President

                  (b) GUARANTOR:

                           2325-B Renaissance Drive, Suite 10
                           Las Vegas, Nevada 89119
                           Attention:  David R. Hancock, President
                           Facsimile (702) 966-4247

                           With copy to:

                           Larry C. Oldham
                           1004 North Big Spring, Suite 400
                           Midland, Texas  79701
                           Facsimile (915) 684-3905

                  (c) AGENT and LENDERS:

                           c/o FIRST AMERICAN
                           1004 N. Big Spring, Suite 121
                           Midland, Texas 79701
                           Facsimile: (915) 687-1231
                           Attention:  Frank K. Stowers, Senior Vice President

Any such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 17 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) days after deposit in the mails with first-class postage, prepaid, as addressed as aforesaid or (c) if given by any other method, when delivered at the address specified in this
Section 17; provided, however, that notices to the Agent under Sections 2, 3, 4 or 5 hereof shall not be effective until received. Any notice required to be given to the Lenders shall be given to the Agent and distributed to all Lenders by the Agent.

     18. Expenses. The Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or Event of Default or alleged Default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Lenders, including reasonable fees and disbursements of counsel, in connection with such Default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWERS AND GUARANTOR HEREBY ACKNOWLEDGE THAT COTTON, BLEDSOE, TIGHE & DAWSON IS SPECIAL COUNSEL TO FIRST AMERICAN, AS AGENT AND AS A LENDER, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWERS OR GUARANTOR IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrowers and Guarantor are relying on separate counsel in the transaction described herein. The Borrowers and Guarantor shall indemnify the Lenders against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes.

     19. Indemnity. The Borrowers and Guarantor hereby, jointly and severally, agree to indemnify the Agent, each Lender, their respective Affiliates, and each of their directors, officers, and employees (the "Indemnified Parties") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all attorney's fees and expenses of litigation or preparation therefor of any Indemnified Party) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder even if any of the foregoing arises out of the ordinary negligence of the party seeking indemnification except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers or Guarantor to any Indemnified Party hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON THE INDEMNIFIED PARTY AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

     20. Non-Liability of Lenders. The relationship between the Borrowers and Guarantor on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower/guarantor and lender. Neither the Agent nor any Lender shall have any fiduciary responsibility to the Borrowers or Guarantor. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers or Guarantor to review or inform the Borrowers or Guarantor of any matter in connection with any phase of the Borrowers' or Guarantor's businesses or operations. The Borrowers and Guarantor agree that neither the Agent nor any Lender shall have any liability to the Borrowers or Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers or Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Agreement and the other Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such loss resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrowers and Guarantor hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrowers or Guarantor in connection with, arising out of, or in any way related to this Agreement, the Loan Documents or any transaction contemplated thereby.

     21. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN MIDLAND, MIDLAND COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND
INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     22. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     23. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Lender ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrowers results in the Borrowers having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrowers. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and
(iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     For purposes of Section 303 of the Texas Finance Code, to the extent applicable to any Lender or Agent, Borrowers agree that the Maximum Rate shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender or Agent, as applicable, may also rely, to the extent permitted by applicable laws of the State of Texas and the United States of America, on alternative maximum rates of interest under the Texas Finance Code or other laws applicable to such Lender or Agent from time to time if greater.

     24. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing signed by Borrowers and/or Guarantor, as applicable, and Majority Lenders (or by Agent on behalf of Majority Lenders) subject to the additional requirements of Section 15(f) hereof, to the extent applicable. No such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

     25. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     26. Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     27. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     28. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that neither the Borrowers nor the Guarantor may, without the prior written consent of all of the Lenders, assign any rights, powers, duties or obligations hereunder.

     29. Assignments and Participations.

          (a) Each Lender shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Lenders, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that each sale, assignment or transfer (other than to an Affiliate, a Lender or a Federal Reserve Bank) shall require the consent of Agent and the Borrowers, which consents will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Lender or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Lender shall at all times maintain its Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Lender's Commitment, (4) no Lender may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Lender and its assignee delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $2,500 for each such assignment (other than to an Affiliate, a Lender or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Lender has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Lender). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or the Agent shall be required to release the transferor Lender with respect to its Commitment assigned to such assignee and the transferor Lender shall henceforth be so released.

          (b) Each Lender shall have the right to grant participations in all or any part of such Lender's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

               (i) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Lenders or Majority Lenders (except as set forth in (iii) below);

               (ii) in the event any Lender grants a participation hereunder, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Lender and Borrowers shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted; and

               (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Lenders.

          (c) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' or Guarantor's properties and operations which was provided to such Lender pursuant to this Agreement, provided, that each recipient thereto has first agreed, for the benefit of Borrowers and Guarantor, to hold such information, reports and data in confidence on the terms set out in Section 12(j) hereof.

          (d) Upon the reasonable request of either Agent or Borrower, each Lender will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     30. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWERS AND GUARANTOR UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN MIDLAND COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST EITHER BORROWER OR GUARANTOR WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN MIDLAND COUNTY, TEXAS AND THE BORROWER AND EACH

GUARANTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR
PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AT THE ADDRESSES FOR NOTICES AS PROVIDED IN SECTION 17. EACH BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF MIDLAND, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     31. Waiver of Jury Trial. EACH BORROWER AND GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     32. Other Agreements. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     33. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     34. Communications Via Internet. Borrowers and Guarantor hereby authorize the Agent and each Lender and their respective counsel, engineers and advisors to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrowers and Guarantor and the Collateral or the business affairs of Borrowers and Guarantor via the internet or other electronic communication without regard to the lack of security of such communications.

     35. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Credit Agreement dated July 17, 2002, by and among PPC, as Borrower, PLP and Guarantor, as Guarantors, First American, as Agent, and First American and the other lender parties thereto, as Lenders.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWERS:

                                        PARALLEL PETROLEUM CORPORATION,
                                        a Delaware corporation


                                        By: /s/Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                        PARALLEL, L.P., a Texas limited
                                            partnership

                                        By: Parallel Petroleum Corporation,
                                            Its General Partner

                                        By: /s/Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                        GUARANTOR:

                                        PARALLEL, L.L.C., a Delaware limited
                                        liability company


                                        By: /s/David R. Hancock
                                            -----------------------------------
                                            David R. Hancock
                                            President

                                        LENDERS:

COMMITMENT PERCENTAGE                   FIRST AMERICAN BANK, SSB,
AS OF EFFECTIVE DATE:                   a state savings bank, as Joint Lead
                                        Arranger and Administrative Agent and
                                        as a Lender

                45%                     By: /s/Frank K. Stowers
------------------------------------        -----------------------------------
                                            Frank K. Stowers
                                            Senior Vice President


















         [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

COMMITMENT PERCENTAGE                   BNP PARIBAS, as Joint Lead Arranger
AS OF EFFECTIVE DATE:                   and Syndication Agent and as a Lender


                 45%                    By: /s/Douglas R. Littman
-----------------------------------         -----------------------------------
                                        Name: Douglas R. Littman
                                              ---------------------------------
                                        Title:Managing Director
                                              ---------------------------------



                                        By: /s/Gabe Ellisor
                                            -----------------------------------
                                        Name: Gabe Ellisor
                                            -----------------------------------
                                        Title:Vice President
                                            -----------------------------------

















         [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

COMMITMENT PERCENTAGE                   WESTERN NATIONAL BANK,
AS OF EFFECTIVE DATE:                   as a Lender


                 10%                    By: /s/Wesley D.Bownds
-------------------------------------       -----------------------------------
                                            Wesley D. Bownds
                                            Executive Vice President
























         [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

                                 REVOLVING NOTE

$10,000,000.00                   Midland, Texas              December 20, 2002

     FOR VALUE RECEIVED, the undersigned PARALLEL PETROLEUM CORPORATION, a Delaware corporation, and PARALLEL, L.P., a Texas limited partnership (hereinafter collectively referred to as "Borrowers"), hereby jointly and severally and unconditionally promise to pay to the order of WESTERN NATIONAL BANK (the "Lender") at the offices of FIRST AMERICAN BANK, SSB (the "Agent") in Midland County, Texas, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 1004 N. Big Spring, Suite 121, Midland, Texas 79701, or at such other address as Lender shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

     This Note is executed pursuant to that certain First Amended and Restated Credit Agreement dated of even date herewith between Borrowers, the Guarantor named therein, First American Bank, SSB, as Joint Lead Arranger and Administrative Agent, BNP Paribas, as Joint Lead Arranger and Syndication Agent, and the Lenders from time to time parties thereto (as the same may be modified or amended from time to time, the "Credit Agreement"), and is one of the Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

     THIS INSTRUMENT SECURES A LINE OF CREDIT USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.

         This Note is, to the extent of $815,000.00, executed in renewal, extension and rearrangement, but not in extinguishment or novation, of that certain Revolving Note dated July 17, 2002, in the original principal amount of $100,000,000, executed by Parallel Petroleum Corporation and payable to the order of First American Bank, SSB.

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date and year first above written.

                                        BORROWERS:

                                        PARALLEL PETROLEUM CORPORATION
                                        a Delaware corporation


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                        PARALLEL, L.P., a  Texas limited
                                        partnership

                                        By: Parallel Petroleum Corporation,
                                            Its General Partner


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                 REVOLVING NOTE

$45,000,000.00                   Midland, Texas               December 20, 2002

     FOR VALUE RECEIVED, the undersigned PARALLEL PETROLEUM CORPORATION, a Delaware corporation, and PARALLEL, L.P., a Texas limited partnership (hereinafter collectively referred to as "Borrowers"), hereby jointly and severally and unconditionally promise to pay to the order of BNP PARIBAS (the "Lender") at the offices of FIRST AMERICAN BANK, SSB (the "Agent") in Midland County, Texas, the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 1004 N. Big Spring, Suite 121, Midland, Texas 79701, or at such other address as Lender shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

     This Note is executed pursuant to that certain First Amended and Restated Credit Agreement dated of even date herewith between Borrowers, the Guarantor named therein, First American Bank, SSB, as Joint Lead Arranger and Administrative Agent, BNP Paribas, as Joint Lead Arranger and Syndication Agent, and the Lenders from time to time parties thereto (as the same may be modified or amended from time to time, the "Credit Agreement"), and is one of the Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

     THIS INSTRUMENT SECURES A LINE OF CREDIT USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.

     This Note is, to the extent of $3,667,500.00, executed in renewal, extension and rearrangement, but not in extinguishment or novation, of that certain Revolving Note dated July 17, 2002, in the original principal amount of $100,000,000, executed by Parallel Petroleum Corporation and payable to the order of First American Bank, SSB.

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date and year first above written.

                                        BORROWERS:

                                        PARALLEL PETROLEUM CORPORATION
                                        a Delaware corporation


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President


                                        PARALLEL, L.P., a  Texas limited
                                        partnership

                                        By: Parallel Petroleum Corporation,
                                            Its General Partner


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                 REVOLVING NOTE

$45,000,000.00                   Midland, Texas              December 20, 2002

     FOR VALUE RECEIVED, the undersigned PARALLEL PETROLEUM CORPORATION, a Delaware corporation, and PARALLEL, L.P., a Texas limited partnership (hereinafter collectively referred to as "Borrowers"), hereby jointly and severally and unconditionally promise to pay to the order of FIRST AMERICAN BANK, SSB (the "Lender") at the offices of FIRST AMERICAN BANK, SSB (the "Agent") in Midland County, Texas, the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 1004 N. Big Spring, Suite 121, Midland, Texas 79701, or at such other address as Lender shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

     This Note is executed pursuant to that certain First Amended and Restated Credit Agreement dated of even date herewith between Borrowers, the Guarantor named therein, First American Bank, SSB, as Joint Lead Arranger and Administrative Agent, BNP Paribas, as Joint Lead Arranger and Syndication Agent, and the Lenders from time to time parties thereto (as the same may be modified or amended from time to time, the "Credit Agreement"), and is one of the Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

     THIS INSTRUMENT SECURES A LINE OF CREDIT USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.

     This Note is, to the extent of $3,667,500.00, executed in renewal, extension and rearrangement, but not in extinguishment or novation, of that certain Revolving Note dated July 17, 2002, in the original principal amount of $100,000,000, executed by Parallel Petroleum Corporation and payable to the order of First American Bank, SSB.

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date and year first above written.

                                        BORROWERS:

                                        PARALLEL PETROLEUM CORPORATION
                                        a Delaware corporation


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President


                                        PARALLEL, L.P., a  Texas limited
                                        partnership

                                        By: Parallel Petroleum Corporation,
                                            Its General Partner


                                        By: /s/ Larry C. Oldham
                                            -----------------------------------
                                            Larry C. Oldham
                                            President

                                                                  EXHIBIT 10.3



                                    GUARANTY

     THIS GUARANTY (this "Guaranty") is made as of the 20th day of December, 2002, by PARALLEL, L.L.C, a Delaware limited liability company (the "Guarantor"), in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

                                   WITNESSETH:

     WHEREAS, PARALLEL PETROLEUM CORPORATION, a Delaware corporation ("PPC") and PARALLEL, L.P., a Texas limited partnership ("PLP") (PPC and PLP collectively are hereinafter referred to as the "Principal"), Guarantor, FIRST AMERICAN BANK, SSB, a state savings bank, having its principal office in Midland, Texas, as Joint Lead Arranger and Administrative Agent (the "Agent"), BNP PARIBAS, as Joint Lead Arranger and Syndication Agent, and certain other financial institutions from time to time parties thereto (the "Lenders") have entered into a certain First Amended and Restated Credit Agreement dated of even date herewith (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations and Rate Management Obligations, as defined below; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Guarantor, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION l.1. Selected Terms Used Herein.

     "Guaranteed Obligations" is defined to mean (i) all indebtedness, obligations and liabilities of Principal, or either Principal, to Agent or any Lender arising out of or pursuant to the provisions of the Credit Agreement, the Notes and other Loan Documents, (ii) all Rate Management Obligations, (iii) all indebtedness, obligations and liabilities of Principal, or either Principal, to any Lender of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by any Lender, be or have been payable to or in favor of a third party and subsequently acquired by any Lender (it being contemplated that any Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Principal, or either Principal, to any Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iv) all accrued but unpaid interest on any of the indebtedness described in (i), (ii) and (iii) above, (v) all obligations of Principal, or either Principal, to any Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i), (ii), (iii) or (iv) above, (vi) all costs and expenses incurred by any Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii), (iv) or (v) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vii) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv), (v) and (vi) above.

     "Rate Management Obligations" means any and all obligations of the Principal, or either Principal, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions with Agent or a Lender or an Affiliate of Agent or a Lender, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

     SECTION 2.1. Representations and Warranties. The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

          (a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, limited liability company agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

          SECTION 2.2. Covenants. The Guarantor covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Reimbursement Obligations remain outstanding, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

     SECTION 3. The Guaranty. Subject to Section 9 hereof, the Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Guaranteed Obligations, including without limitation any such Guaranteed Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding. Upon failure by the Principal to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. The Guarantor waives any right to require any Lender, or any Affiliate of any Lender, to sue the Principal, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Guaranteed Obligations.

     SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

          (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit
     Agreement, any Note, the Security Instrument, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

          (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

          (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

          (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

          (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor's obligations hereunder.

     SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

     SECTION 7. Subrogation. The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

     SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.

     SECTION 9. Limitation on Obligations.

          (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor's "Maximum Liability"). This Section 9(a) with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

          (b) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase Guarantor's obligations hereunder beyond its Maximum Liability.

     SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any Collateral securing the Guaranteed Obligations;

          (b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

          (c) THIRD, to payment of the principal of the Guaranteed Obligations then due and unpaid from the Principal to any of the Lenders or their Affiliates, Pro Rata among the Lenders and their Affiliates in accordance with the amount of such principal then due and unpaid to each of them; and

          (d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) Pro Rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

     SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 17 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     SECTION 12. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13. No Duty to Advise. The Guarantor assumes all responsibility for being and keeping itself informed of the Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

     SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns.

         SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent with the consent of the Majority Lenders.

     SECTION 16. Costs of Enforcement. The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

     SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (MIDLAND DIVISION) AND OF ANY TEXAS STATE COURT SITTING IN MIDLAND, TEXAS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 18. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding income and franchise taxes), provided, however, that if the Guarantor is required by law to make such deduction or withholding, Guarantor shall forthwith
(i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

     SECTION 19. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender toward the payment of the Guaranteed Obligations.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

                                        GUARANTOR:

                                        PARALLEL, L.L.C., a Delaware limited
                                        liability company


                                        By: /s/ David R. Hancock
                                            -----------------------------------
                                            David R. Hancock
                                            President